SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ATLANTICUS HOLDINGS CORPORATION

________________________________________________________________________________________________________________________________________________________________________

(Name of Registrant as Specified in its Charter)

________________________________________________________________________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 11, 2019

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2019 Annual Meeting of Shareholders of Atlanticus Holdings Corporation, which will be held at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, on Thursday, May 9, 2019, commencing at 9:00 a.m., local time. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote on the business to be considered at the meeting is important, regardless of the number of shares you own. Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope prior to the meeting so that your shares may be represented at the meeting. Returning the proxy card does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

David G. Hanna

Chief Executive Officer

ATLANTICUS HOLDINGS CORPORATION

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

Notice of Annual Meeting of Shareholders

to be held on Thursday, May 9, 2019

Notice is hereby given that the Annual Meeting of Shareholders of Atlanticus Holdings Corporation, a Georgia corporation, will be held on Thursday, May 9, 2019, at 9:00 a.m., local time, at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328 for the following purposes:

1.	To elect five directors for terms expiring at the 2020 Annual Meeting of Shareholders;

2.	To approve the fourth amendment and restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan;

3.	To conduct an advisory vote on the compensation of the named executive officers (the “say-on-pay” vote);

4.	To conduct an advisory vote on the frequency of future say-on-pay votes; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 8, 2019 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments. A list of such shareholders is available for inspection by any shareholder during ordinary business hours at our principal place of business at Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328. The shareholder list also will be available for inspection by any shareholder at the time and place of the Annual Meeting. Please mark, sign and date the enclosed proxy card and mail it promptly in the accompanying envelope.

By Order of the Board of Directors,

Rohit H. Kirpalani

Secretary

Atlanta, Georgia

April 11, 2019

IMPORTANT

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided. In the event you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

ATLANTICUS HOLDINGS CORPORATION

Five Concourse Parkway, Suite 300

Atlanta, Georgia 30328

(770) 828-2000

Proxy Statement

Annual Meeting of Shareholders

to be held on Thursday, May 9, 2019

General Information

Introduction

We are furnishing this Proxy Statement on behalf of the Board of Directors of Atlanticus Holdings Corporation, a Georgia corporation, for use at our 2019 Annual Meeting of Shareholders, or at any adjournments or postponements of the meeting (the “Annual Meeting”), for the purposes set forth below and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the company’s corporate headquarters, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328, at 9:00 a.m., local time, on Thursday, May 9, 2019. You may obtain directions to the location of the Annual Meeting by visiting www.atlanticus.com/2019AnnualMeeting or by contacting us at the address or telephone number listed above.

As used in this Proxy Statement, the terms “Atlanticus,” “we,” “us,” and “our” refer to Atlanticus Holdings Corporation. The term “Common Stock” means shares of our common stock, no par value. The term “Board” refers to Atlanticus’ Board of Directors.

This Proxy Statement and the enclosed proxy card are first being mailed to shareholders on or about April 15, 2019. A copy of the 2018 Annual Report to Shareholders, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”), is being mailed with this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 9, 2019:

This Proxy Statement and the 2018 Annual Report to Shareholders are available at www.atlanticus.com/2019AnnualMeeting.

Voting Rights

Atlanticus’ Common Stock is the only class of voting securities outstanding. The close of business on March 8, 2019 has been fixed as the record date for the determination of our shareholders entitled to notice of, and to vote at, the Annual Meeting. On the record date, we had outstanding 15,905,248 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to the shareholders. There are no cumulative voting rights in the election of directors.

Quorum

For each proposal to be considered at the Annual Meeting, the holders of a majority of the number of shares entitled to vote on such matter at the meeting, present in person or by proxy, will constitute a quorum. Both abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote,” however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable stock market regulations because the brokers have not received instructions (or have received incomplete instructions) from their customers as to certain proposals, and, therefore, the brokers have advised us that they lack voting authority.

Distinction Between Holding Shares as a Shareholder of Record and as a Beneficial Owner

Some of our shareholders hold their shares through a broker, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those shares owned beneficially.

● Shareholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered, with respect to those shares, the “shareholder of record.” As the shareholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

● Beneficial Owner. If your shares are held in a brokerage account, by a trustee or by another nominee, then you are considered the “beneficial owner” of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee, or nominee how to vote and you also are invited to attend the Annual Meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you are not a shareholder of record, please understand that we do not know that you are a shareholder, or how many shares you own.

Voting Deadline

If you are a shareholder of record on the record date, then your proxy must be received no later than 11:59 p.m. E.T. on May 8, 2019 to be counted. If you are the beneficial owner of your shares held through a broker, trustee, or other nominee, please follow the instructions of your broker, trustee, or other nominee in determining the deadline for submitting your proxy.

Voting Without Attending the Annual Meeting

Whether you hold shares directly as a shareholder of record or through a broker, trustee, or other nominee, you may direct how your shares are voted without attending the Annual Meeting. You may give voting instructions by mail. Instructions are on the proxy card. The proxy holders will vote all properly executed proxies that are delivered in response to this solicitation, and not later revoked, in accordance with the instructions given by you.

Voting In Person

Shares held in your name as the shareholder of record on the record date may be voted in person at the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

The vote you cast in person will supersede any previous votes that you may have submitted.

Voting Requirements

At the Annual Meeting, shareholders will consider and act upon (1) the election of five directors for terms expiring at the 2020 Annual Meeting of Shareholders, (2) the approval of the fourth amendment and restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan, (3) an advisory vote on the compensation of the named executive officers (the “say-on-pay” vote), (4) an advisory vote on the frequency of future say-on-pay votes, and (5) such other business as may properly come before the Annual Meeting.

With regard to Proposal One (Election of Directors), votes may be cast for the nominees or may be withheld. Each director nominee was recommended by the Nominating and Corporate Governance Committee of the Board, and all nominees are current directors. The election of directors requires a plurality of the votes cast, and the five nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal One.

With regard to Proposal Two (Approval of the Fourth Amendment and Restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan), votes may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. The approval of Proposal Two requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Two.

With regard to Proposal Three (Say-on-Pay Vote), votes may be cast for or against the proposal, or shareholders may abstain from voting on the proposal. The approval of Proposal Three requires the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Three. The vote on Proposal Three is a non-binding advisory vote.

With regard to Proposal Four (Frequency of Future Say-on-Pay Votes), votes may be cast for every year, every two years or every three years, or shareholders may abstain from voting on the proposal. The frequency alternative of Proposal Four requires the affirmative vote of a majority of the votes cast on the matter. If none of the frequency alternatives receives a majority of votes cast, the Board will consider the frequency that receives the highest number of votes to be the frequency that has been selected by Atlanticus’ shareholders. Abstentions and broker non-votes are not considered “votes cast” and therefore will have no effect on the outcome of Proposal Four. The vote on Proposal Four is a non-binding advisory vote.

Treatment of Voting Instructions

If you provide specific voting instructions, your shares will be voted as instructed.

If you hold shares as the shareholder of record and sign and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the recommendations of our Board. Our Board recommends voting “FOR ALL NOMINEES” listed in Proposal One, “FOR” Proposal Two, “FOR” Proposal Three, for “EVERY THREE YEARS” on Proposal Four, and in accordance with the discretion of the named proxies on other matters brought before the Annual Meeting.

You may have granted to your broker, trustee, or other nominee discretionary voting authority over your account. Your broker, trustee, or other nominee may be able to vote your shares depending on the terms of the agreement you have with your broker, trustee, or other nominee.

The persons identified as having the authority to vote the proxies granted by the proxy card also will have discretionary authority to vote, to the extent permitted by applicable law, on such other business as may properly come before the Annual Meeting and any postponement or adjournment. The Board is not aware of any other matters that are likely to be brought before the Annual Meeting. If any other matter is properly presented for action at the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting to permit us to solicit additional proxies in favor of any proposal, the persons named in the proxy card will vote on such matter in their own discretion.

Revocability of Proxies

A shareholder of record who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person.

If you are the beneficial owner of shares held through a broker, trustee, or other nominee, you must follow the specific instructions provided to you by your broker, trustee, or other nominee to change or revoke any instructions you have already provided to your broker, trustee, or other nominee.

Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy.

Costs of Proxy Solicitation

Atlanticus will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies it is seeking. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of Atlanticus, in person or by telephone, e-mail or facsimile transmission. Our officers, directors and employees will receive no additional compensation for any such solicitations. Atlanticus also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of the underlying shares as of the record date and will reimburse the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing and returning the enclosed proxy card will help to avoid additional expense.

Proposal One:

Election of Directors

Action will be taken at the Annual Meeting for the election of five directors. Each director elected at the Annual Meeting will serve until the 2020 Annual Meeting or until his successor is elected and qualified. Proxies can be voted for only five nominees.

The Board has no reason to believe that any of the nominees for director will not be available to stand for election as director. However, if some unexpected occurrence should require the substitution by the Board of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies “FOR” such substitute nominees.

The name, age as of the record date, principal occupation for the last five years, selected biographical information and period of service as a director of Atlanticus of the nominees for election as directors are set forth below.

Nominees for Director

David G. Hanna, age 54. Chairman of the Board. Mr. Hanna has been the Chief Executive Officer of Atlanticus since its formation in 1996 and has been the Chairman of the Board since our initial public offering in 1999. Mr. Hanna has been in the consumer credit industry for over 29 years. Since 1992, Mr. Hanna has served as President and a director of HBR Capital, Ltd., an administrative services firm, and since 2006, as President of Hanna Capital, LLC, an investment firm. Mr. Hanna’s role as a founder of Atlanticus provides the Board with considerable institutional knowledge and an important long-term perspective on the company and our industry as a whole.

Jeffrey A. Howard, age 49. Mr. Howard has been President of Atlanticus and a director since April 2014. Mr. Howard joined our subsidiary Atlanticus Services Corporation in 2001 and has served as Executive Managing Director of that subsidiary since 2010 and as Director of Corporate Development since 2001. His 18 years with Atlanticus provide the Board with an intimate understanding of the company’s operations and insightful institutional knowledge. In addition to his 18 years of experience in the consumer finance industry, Mr. Howard has significant experience in corporate development and mergers and acquisitions. This experience provides the Board with valuable insight into our industry and business strategy.

Deal W. Hudson, age 69. Dr. Hudson became a director in 2002. Since 2004, Dr. Hudson has been President of the Morley Institute, a religious and educational think tank, in Washington, D.C. From 1995 to 2010, he also was President of the Morley Publishing Group, a religious publishing company. Dr. Hudson’s leadership experience in the not-for-profit sector provides the Board with important insight in the areas of corporate responsibility and community affairs. Dr. Hudson helps the Board incorporate these considerations into its decision-making process.

Mack F. Mattingly, age 88. Senator Mattingly became a director in 1999. He was elected to the United States Senate from the State of Georgia and served from 1981 until 1987. While in the Senate, he was Chairman of the Military Construction Appropriations Subcommittee, the Legislative Branch Subcommittee and the Congressional Operations and Oversight Subcommittee, as well as a member of the Appropriations Committee, the Banking and Housing Committee, the Governmental Affairs Committee and the Joint Economic Committee. In 1987, President Ronald Reagan appointed him Assistant Secretary

General for Defense Support for NATO in Brussels, Belgium. In 1988, he received the Secretary of Defense Medal for Outstanding Public Service. In 1992, President George H. W. Bush appointed him Ambassador to the Republic of the Seychelles. Prior to serving in the Senate, Senator Mattingly worked 20 years for the IBM Corporation and served four years in the United States Air Force. Since 1993, Senator Mattingly has been a self-employed entrepreneur, speaker and author. Senator Mattingly’s experience in business and government provides the Board with valuable insight in the areas of governmental, regulatory and community affairs.

Thomas G. Rosencrants, age 69. Mr. Rosencrants became a director in 1999.  From 2000 to 2014, Mr. Rosencrants served as Chairman and Chief Executive Officer of Ravello Solutions, LLC, an insurance software company. In 2014, he became Chief Executive Officer of Cheyenne Holdings, LLC, a holding company. Since 1997, Mr. Rosencrants has been the Chief Executive Officer of Greystone Capital and Greystone Capital Group, LLC, a strategic growth advisory firm. Mr. Rosencrants also served as a member of the Board and Compensation Committee and as Chairman of the Audit Committee of Cambridge Display Technology, Inc. from 2006 until its sale in 2007. In addition, he is a Chartered Financial Analyst. Mr. Rosencrants provides the Board and Audit Committee with expertise in the areas of finance, financial reporting, accounting, corporate governance and risk management.

The Board recommends a vote “FOR ALL NOMINEES”

listed in Proposal One for election to the Board.

Proposal Two:
Approval of the Atlanticus Holdings Corporation
Fourth Amended and Restated 2014 Equity Incentive Plan

Background

On March 20, 2014, our Board adopted, subject to shareholder approval, the Atlanticus Holdings Corporation 2014 Equity Incentive Plan, which we refer to as the Original 2014 Plan in this Proxy Statement. Our shareholders approved the Original 2014 Plan on May 9, 2014. Our Board, on March 21, 2016, adopted, subject to shareholder approval, the Atlanticus Holdings Corporation Amended and Restated 2014 Equity Incentive Plan, which we refer to as the First Amended 2014 Plan in this Proxy Statement. Our shareholders approved the First Amended 2014 Plan on May 12, 2016. On February 17, 2017, our Board adopted, subject to shareholder approval, the Atlanticus Holdings Corporation Second Amended and Restated 2014 Equity Incentive Plan, which we refer to as the Second Amended 2014 Plan in this Proxy Statement. Our shareholders approved the Second Amended 2014 Plan on May 12, 2017. On January 7, 2019, our Board adopted, subject to shareholder approval, the Atlanticus Holdings Corporation Third Amended and Restated 2014 Equity Incentive Plan, which we refer to as the Third Amended 2014 Plan in this Proxy Statement. On February 21, 2019, our Board adopted, subject to shareholder approval, the Atlanticus Holdings Corporation Fourth Amended and Restated 2014 Equity Incentive Plan, which we refer to as the Fourth Amended 2014 Plan in this Proxy Statement, in order to make additional changes to such plan.

The Fourth Amended 2014 Plan essentially replaced and superseded the Third Amended 2014 Plan. This Proposal Two seeks approval of the Fourth Amended 2014 Plan, including the changes initially provided in the Third Amended 2014 Plan and all equity awards issued under the Third Amended 2014 Plan. David G. Hanna and Frank J. Hanna, III have indicated that they will vote the shares of Common Stock they own beneficially in favor of this Proposal Two.

The following is a summary of the material provisions of the Fourth Amended 2014 Plan and describes all of the changes included in both the Third Amended 2014 Plan and the Fourth Amended 2014 Plan. For a complete description, please read the Atlanticus Holdings Corporation Fourth Amended and Restated 2014 Equity Incentive Plan in its entirety, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated herein by this reference.

If the Fourth Amended 2014 Plan is approved by our shareholders, it will replace the Second Amended 2014 Plan. Outstanding awards under the Second Amended 2014 Plan will continue to be governed by the terms of the Second Amended 2014 Plan until they are exercised, expire or otherwise terminate or are canceled, but no further equity awards will be granted under the Second Amended 2014 Plan if our shareholders approve the Fourth Amended 2014 Plan. At the time the Third Amended 2014 Plan was adopted by our Board, there were 45,826 shares of Common Stock available for issuance under the Second Amended 2014 Plan. At the time the Fourth Amended 2014 Plan was adopted by our Board, there were 790,826 shares of Common Stock available for issuance under the Third Amended 2014 Plan.

Among other things, the Fourth Amended 2014 Plan (i) increases the number of shares of Common Stock available for issuance under the Fourth Amended 2014 Plan by 2,000,000 shares (including the 1,000,000 share increase provided in the Third Amended 2014 Plan and the additional 1,000,000 share increase provided in the Fourth Amended 2014 Plan), (ii) extends the term of the Fourth Amended 2014 Plan by approximately two years and (iii) includes changes related to revisions to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), pursuant to the Tax Cuts and Jobs Act of 2017 (the “TCJA”). For more information, see “—Summary of the Fourth Amended 2014 Plan—Shares Subject to the Fourth Amended 2014 Plan” and “—Summary of the Fourth Amended 2014 Plan—Effective Date and Term of the Fourth Amended 2014 Plan” below.

Summary of the Fourth Amended 2014 Plan

Purpose. The purpose of the Fourth Amended 2014 Plan is to assist Atlanticus and its “affiliates” (as defined in the Fourth Amended 2014 Plan) in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of Atlanticus and its affiliates by associating their interests with those of Atlanticus and our shareholders. The Fourth Amended 2014 Plan provides for grants of stock options, stock appreciation rights, restricted stock awards, restricted stock units, incentive awards, stock-based awards and dividend equivalents (which we refer to collectively as “equity awards”), subject to the restrictions described below, to our directors, employees, consultants and other service providers who have contributed significantly or can be expected to contribute significantly to the profits or growth of Atlanticus or any affiliate or if it is otherwise in the best interest of Atlanticus or any affiliate for such person or entity to participate in the Fourth Amended 2014 Plan.

Administration. The Fourth Amended 2014 Plan is administered by our Compensation Committee. Our Compensation Committee is comprised of not less than two non-employee members of the Board who also constitute “independent directors” under the rules of The Nasdaq Stock Market (“Nasdaq”) and, for equity awards intended to satisfy the Section 162(m) Exception (as defined below), “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to make equity grants, impose restrictions on the equity grants and determine those persons who are eligible to receive equity grants (not inconsistent with the provisions of the Fourth Amended 2014 Plan), as it may consider appropriate. The Compensation Committee also has the authority to make all other determinations necessary or advisable to administer the Fourth Amended 2014 Plan. The Compensation Committee may delegate to one or more officers of Atlanticus all or part of its authority and duties with respect to equity awards to individuals who are not (x) subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (y) “covered employees” under Section 162(m) of the Code for equity awards that are intended to satisfy the Section 162(m) Exception. The decisions and determinations of the Compensation Committee or its delegate(s) in the administration of the Fourth Amended 2014 Plan and on any other matters concerning the Fourth Amended 2014 Plan are conclusive and final. Atlanticus will bear all expenses of administering the Fourth Amended 2014 Plan.

Eligibility for Participation. The following persons are eligible to participate in the Fourth Amended 2014 Plan: all directors (whether or not employees), employees, consultants and other service providers of Atlanticus or its affiliates (including any entity that later becomes an affiliate), and any entity that is a wholly owned alter ego of any such person, who, in the sole discretion of the Compensation Committee, have contributed significantly or can be expected to contribute significantly to the profits or growth of Atlanticus or any affiliate or if it is otherwise in the best interest of Atlanticus or any affiliate for such person or entity to participate in the Fourth Amended 2014 Plan. However, incentive stock options only may be granted to employees of Atlanticus or its subsidiaries. There are five members of the Board and approximately 315 employees, consultants and other service providers of Atlanticus and its affiliates who would potentially be eligible to receive equity awards under the Fourth Amended 2014 Plan at this time, subject to being selected by the Compensation Committee, as described above. In determining which individuals shall receive grants of equity awards and the amount of such equity awards to be granted to any recipient, the Compensation Committee will take into consideration the nature of the services rendered by the recipient, the recipient’s potential contribution to the long-term success of Atlanticus and its affiliates and any other factors the Compensation Committee deems relevant.

Since each director and executive officer is eligible to participate in the Fourth Amended 2014 Plan, each may be deemed to have a substantial interest in the outcome of this Proposal Two.

Manner of Grants. Grants of equity awards shall be authorized by the Compensation Committee, which shall determine the amount of the equity award to be granted, the restrictions to be placed on the equity award and any other terms and conditions of the equity award (to the extent not inconsistent with the Fourth Amended 2014 Plan).

Types of Equity Awards. The Fourth Amended 2014 Plan permits the grant of any or all of the following types of equity awards: (1) incentive and nonqualified stock options; (2) stock appreciation rights; (3) restricted stock; (4) restricted stock units; (5) stock or cash-based incentive awards; (6) other stock-based awards; and (7) dividend equivalents. Equity awards may be granted either alone or in addition to or in tandem with any other type of equity award.

Stock Options.  Stock options entitle the holder to purchase a specified number of shares of Common Stock at a specified price, which is called the exercise price, subject to the terms and conditions of the option agreement. The Compensation Committee can award options intended to be incentive stock options or nonqualified stock options. Also, the Compensation Committee can specify other terms and conditions applicable to the options. Except for certain substitute grants made in connection with acquisition transactions and certain incentive stock option grants, the exercise price of stock options granted under the Fourth Amended 2014 Plan must be at least 100% of the fair market value of the Common Stock on the date of grant. However, with respect to an incentive stock option granted to a participant who beneficially owns more than 10% of the combined voting power of Atlanticus or any affiliate (determined by applying certain attribution rules), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. Each option will vest and become exercisable at such time or times as determined by the Compensation Committee and set forth in an applicable option agreement, consistent with the terms of the Fourth Amended 2014 Plan. In the case of incentive stock options, the aggregate fair market value (determined as of the date of grant) of Common Stock with respect to which an incentive stock option may become exercisable for the first time during any calendar year cannot exceed $100,000; if this limitation is exceeded, the incentive stock options which cause the limitation to be exceeded will be treated as nonqualified stock options.

Options may be exercised, in whole or in part, by payment in full of the exercise price in cash, check or wire transfer and/or one or a combination of the following forms of payment to the extent permitted by the Compensation Committee or set forth in an applicable option agreement: by the delivery of Common Stock already owned by the participant; by a broker-assisted cashless exercise; through a “net exercise” in which a portion of the in-the-money value of the option is used; or such other consideration as may be permitted by the Compensation Committee.

After termination of service with Atlanticus and its affiliates, a participant will be able to exercise his or her option for the period of time, if any, and on the terms and conditions determined by the Compensation Committee and stated in the option agreement.

Stock Appreciation Rights.  Stock appreciation rights, or “SARs,” may be granted alone (“freestanding”) or in tandem with an option award (“related option”). Except for certain substitute grants made in connection with acquisition transactions, the grant price of a freestanding SAR will be at least 100% of the fair market value of the Common Stock on the date of grant. The grant price of a tandem SAR will be equal to the exercise price of the related option. Upon exercise of a SAR, the holder is entitled to receive the excess of the then fair market value of the shares for which the right is exercised over the grant price of the SAR. Payment upon exercise of a SAR will be in cash, shares or some combination of cash and shares as determined by the Compensation Committee or set forth in the SAR agreement. The Compensation Committee may impose any conditions or restrictions on the exercise of a SAR as it deems appropriate. No participant may be granted SARs in tandem with incentive stock options that are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A tandem SAR may be exercised only to the extent that the related option is exercisable and the fair market value of the Common Stock upon exercise exceeds the exercise price of the related option. Any related option will no longer be exercisable to the extent the SAR has been exercised, and the related SAR will be canceled to the extent the related option has been exercised.

Restricted Stock Awards. A restricted stock award is the grant or sale of shares of Common Stock, which may be subject to forfeiture restrictions. The Compensation Committee will prescribe whether the restricted stock award is forfeitable and the conditions to which it is subject. If the participant must pay for a restricted stock award, payment of the award generally shall be made in cash or, if the agreement so provides, by surrendering shares of Common Stock, by means of a “net exercise” procedure or any other medium of payment. Prior to vesting and/or forfeiture, a participant will have all rights of a shareholder with respect to a restricted stock award, including the right to receive dividends and vote the underlying shares; provided, however, the participant may not transfer the shares. Atlanticus may retain custody of the certificates evidencing the shares until they are no longer forfeitable.

Restricted Stock Units. A Restricted Stock Unit, or “RSU,” entitles the participant to receive shares of Common Stock when certain conditions are met. The Compensation Committee will prescribe when the RSUs shall become payable. Atlanticus will pay the participant one share of Common Stock for each RSU that becomes earned and payable.

Incentive Awards. An incentive award entitles the participant to receive cash, Common Stock or a combination of each when certain conditions are met. The Compensation Committee will prescribe the terms and conditions of the incentive award.

Stock-Based Awards. A stock-based award is denoted or payable in, valued by reference to or otherwise based on shares of Common Stock and entitles the participant to receive cash, Common Stock or a combination of each when certain conditions are met. Cash awards, as an element of or supplement to another award, also may be granted. Shares of Common Stock also can be granted as a bonus or in lieu of other obligations of Atlanticus or its affiliates. The Compensation Committee will prescribe the terms and conditions of a stock-based award.

Dividend Equivalents. A dividend equivalent entitles the participant to receive cash, Common Stock, other awards or a combination of these whose value equals all or a specified portion of dividends paid with respect to our Common Stock. No dividend equivalents, however, may be granted in connection with options, SARs or stock-based awards in the nature of purchase rights. The Compensation Committee will prescribe the terms and conditions of the dividend equivalents.

Shares Subject to the Fourth Amended 2014 Plan. The maximum number of shares of Common Stock authorized for issuance under the Fourth Amended 2014 Plan is the sum of (i) 1,790,826 shares of our Common Stock (the 790,826 shares of our Common Stock that remained available for issuance under the Third Amended 2014 Plan plus the additional 1,000,000 shares added to the Fourth Amended 2014 Plan), plus (ii) the number of shares of Common Stock that are represented by outstanding awards issued under the Second Amended 2014 Plan and the Third Amended 2014 Plan on the effective date of the Third Amended 2014 Plan and the Fourth Amended 2014 Plan, respectively, that later become available because of the expiration or forfeiture of such award without the issuance of the underlying shares of Common Stock. No further awards will be granted under the Second Amended 2014 Plan and the Third Amended 2014 Plan after the effective date of the Third Amended 2014 Plan and the Fourth Amended 2014 Plan, respectively. Through April 11, 2019, the Compensation Committee had granted awards that relate to 255,000 shares of Common Stock under the Third Amended 2014 Plan and the Fourth Amended 2014 Plan. In any calendar year, no participant may be granted options, SARs, restricted stock awards, RSUs, stock-based awards or dividend equivalents, or any combination thereof, that relate to more than 1,000,000 shares. In any calendar year, no participant may be granted an incentive award (i) with reference to a specified dollar limit for more than $4 million (prorated up or down for performance periods greater or lesser than one year) or (ii) with reference to a specified number of shares of Common Stock for more than 1,000,000 shares. The maximum number of shares of Common Stock that may be issued pursuant to equity awards, the individual calendar year limits on equity awards and the terms of outstanding equity awards will be adjusted as is equitably required in the discretion of the Compensation Committee in the event of (a) any payment of a stock dividend in respect of the Common Stock, (b) any recapitalization, reclassification, split-up or consolidation of or other change in the Common Stock, or (c) any exchange of the outstanding shares of Common Stock in connection with a merger, consolidation or other reorganization of or involving Atlanticus or a sale by us of all or a portion of our assets, for a different number or class of shares of stock or other securities of Atlanticus or for shares of stock or other securities of any other corporation. Except as set forth above, our issuance of shares of stock of any class or securities convertible into shares of stock of any class for cash or property or labor or services, shall not affect any equity award granted pursuant to the Fourth Amended 2014 Plan.

If any equity awards (i) issued under the Fourth Amended 2014 Plan or (ii) issued and outstanding under the Second Amended 2014 Plan or the Third Amended 2014 Plan on the effective date of the Third Amended 2014 Plan or the Fourth Amended 2014 Plan, respectively; expire or are cancelled, terminated or forfeited for any reason other than their exercise, vesting or payment, the shares of Common Stock subject to such equity awards will again be available for issuance under the Fourth Amended 2014 Plan. If shares of Common Stock are issued pursuant to any such equity award other than SARs, the number of shares that shall be counted against the aggregate number of shares of Common Stock available for issuance shall be the number of shares of Common Stock actually issued in settlement of the equity award. Each share covered under a stock-settled SAR will reduce the number of shares available under the Fourth Amended 2014 Plan by one even though the share is not actually issued upon settlement of the stock-settled SAR. If an equity award issued under the Fourth Amended 2014 Plan is settled in cash or a form other than shares of Common Stock, then the underlying shares with respect to which the equity award related shall not be counted against the aggregate number of shares available for issuance under the Fourth Amended 2014 Plan; however, such underlying shares will be counted against the individual calendar year limits set forth above. If an equity award issued and outstanding under the Second Amended 2014 Plan or the Third Amended 2014 Plan on the effective date of the Third Amended 2014 Plan or the Fourth Amended 2014 Plan, respectively, is settled in cash or a form other than shares of Common Stock, then the underlying shares with respect to which the equity award related shall again be available for issuance under the Fourth Amended 2014 Plan. Shares of Common Stock that are reacquired from any participant to pay the exercise price or purchase price of any equity award issued under the Fourth Amended 2014 Plan or issued and outstanding under the Second Amended 2014 Plan or the Third Amended 2014 Plan on the effective date of the Third Amended 2014 Plan or the Fourth Amended 2014 Plan, respectively, or to satisfy the minimum applicable tax withholdings with respect to any such equity award shall again be available for issuance under the Fourth Amended 2014 Plan. Shares repurchased on the open market with the proceeds of the purchase price of an equity award shall not be available for issuance under the Fourth Amended 2014 Plan.

Notwithstanding the foregoing, the maximum number of shares of Common Stock that are available for issuance under the Fourth Amended 2014 Plan will not be reduced by (i) substitute awards with respect to our shares of Common Stock that are granted to participants who become employed with Atlanticus or its affiliates in connection with a corporate transaction or other appropriate event or (ii) awards with respect to shares of our Common Stock that become available for grant under a shareholder-approved plan of an acquired company (subject in both cases to applicable stock exchange requirements).

Effective Date and Term of the Fourth Amended 2014 Plan. The Fourth Amended 2014 Plan became effective on February 21, 2019, the date of its adoption by the Board, subject to shareholder approval. Equity awards, other than restricted stock awards, may be granted under the Fourth Amended 2014 Plan after its adoption by the Board, provided that no equity award granted under the Fourth Amended 2014 Plan will become exercisable, non-forfeitable or payable unless the shareholders approve the Fourth Amended 2014 Plan within 12 months after its adoption by the Board. Restricted stock awards or shares of our Common Stock only may be granted under the Fourth Amended 2014 Plan after the shareholders approve the Fourth Amended 2014 Plan. The Fourth Amended 2014 Plan, but not any outstanding grants, shall terminate at 12:00 a.m. (midnight) Eastern time on February 21, 2029, the tenth anniversary of the date the Fourth Amended 2014 Plan was adopted by the Board, subject to earlier termination by the Board. If the shareholders do not approve the Fourth Amended 2014 Plan, as described herein, the Second Amended 2014 Plan shall continue in effect pursuant to its terms prior to this amendment and restatement, and the Fourth Amended 2014 Plan and any Awards granted under the Third Amended 2014 Plan or the Fourth Amended 2014 Plan shall be null and void.

Term of Equity Awards. No equity award shall be exercisable or become vested or payable more than ten years after the date of grant. An incentive stock option granted to a participant who beneficially owns more than 10% of the combined voting power of Atlanticus or any affiliate (determined by applying certain attribution rules) or a tandem SAR that relates to such an incentive stock option may not be exercisable more than five years after the date of grant.

Nontransferability. Generally, equity awards are not transferable other than by will or the laws of descent and distribution, and during the lifetime of the participant to whom the equity award is granted, the equity award only may be exercised by, or payable to, the participant. However, the Compensation Committee may provide that equity awards other than incentive stock options or a corresponding SAR that is related to an incentive stock option may be transferred by a participant to anyone in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), to sell shares issuable upon exercise or payment of such equity awards. Any such transfer will be permitted only if (i) the participant does not receive any consideration for the transfer, (ii) the Compensation Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the transferred equity award will be bound by the same terms and conditions that governed the equity award during the period that it was held by the participant, except that such transferee only may transfer the equity award by will or the laws of descent and distribution.

Change in Control. In the event of a “Change in Control” (as defined in the Second Amended 2014 Plan), the Compensation Committee in its discretion may terminate outstanding equity awards by (i) giving the participants an opportunity to exercise the equity awards that are then exercisable and then terminating, without any payment, all equity awards that have not been exercised (including those that were not exercisable) as of the Change in Control or (ii) paying the participant the value of the equity awards that are then vested, exercisable or payable as of the Change in Control (without payment for any equity awards that are not then vested, exercisable or payable or that have no value). Alternatively, the Compensation Committee may take such other action as the Compensation Committee determines to be reasonable under the circumstances to permit the participant to realize the value of the equity award in connection with a Change in Control. The Compensation Committee may provide that a participant’s outstanding equity awards become fully exercisable, non-forfeitable or payable on and after a Change in Control or immediately before the date the equity awards will be terminated in connection with a Change in Control as described above. Equity awards will not be terminated to the extent they are to be continued after the Change in Control.

Shareholder Rights. No participant shall have any rights as a shareholder of Atlanticus unless and until the participant’s equity award is settled by the issuance of Common Stock (other than a restricted stock award or RSUs for which certain rights may be granted pursuant to the equity award agreement).

Compliance With Applicable Law. No equity award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which Atlanticus is a party, and the rules of all domestic stock exchanges on which Atlanticus’ shares may be listed.

Amendment and Termination of Fourth Amended 2014 Plan. The Board may amend or terminate the Fourth Amended 2014 Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding equity awards without the participant’s consent. An amendment will be contingent on approval of Atlanticus’ shareholders to the extent required by law, by the rules of any stock exchange on which Atlanticus’ securities are then traded or if the amendment would (i) increase the benefits accruing to participants under the Fourth Amended 2014 Plan, including without limitation, any amendment to the Fourth Amended 2014 Plan or any agreement to permit a repricing or decrease in the exercise price or base value of any outstanding equity awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Fourth Amended 2014 Plan, (iii) modify the requirements as to eligibility for participation in the Fourth Amended 2014 Plan or (iv) for equity awards intended to satisfy the Section 162(m) Exception, change the stated performance conditions under which qualified performance-based equity awards under the Section 162(m) Exception may be granted. Additionally, to the extent the Board deems necessary to continue to comply with the Section 162(m) Exception under the TCJA, as described below, the Board will submit the material terms of the stated performance goals to Atlanticus’ shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the performance goals in connection with approval of the Fourth Amended 2014 Plan.

Forfeiture Provisions. Equity awards do not confer upon any individual any right to continue in the employ or service of Atlanticus or any affiliate. All rights to any equity award (whether or not vested, exercisable or payable at such time) that a participant has will be forfeited immediately if the participant is discharged from employment or service for “cause” (as defined in the Fourth Amended 2014 Plan).

Compensation Recoupment Policy. Awards granted under the Fourth Amended 2014 Plan are subject to Atlanticus’ compensation recoupment policy, if any, as such policy may be amended from time to time or as otherwise required by applicable law.

Miscellaneous Provisions. No right or interest of a participant in any equity award will be subject to any lien, obligation or liability of the participant. The laws of the State of Georgia govern the Fourth Amended 2014 Plan. The Fourth Amended 2014 Plan is unfunded, and Atlanticus does not intend to segregate any assets for grants of equity awards under the Fourth Amended 2014 Plan.

Federal Income Tax Consequences

The following is a brief summary of the material U.S. federal income tax consequences of the Fourth Amended 2014 Plan generally applicable to Atlanticus and to participants in the Fourth Amended 2014 Plan who are U.S. citizens. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and, therefore, is subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value on the date of exercise of the shares acquired under the option over the option exercise price. When a participant sells the shares, the participant will have short-term or long-term capital gain (or loss), as the case may be, equal to the excess (deficit) of the amount the participant received from the sale over the tax basis of the shares sold (long-term if the shares were held for more than one year). The tax basis of the shares generally will be equal to the option exercise price plus any ordinary income the participant realized on exercise of the option.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of death or permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain (or loss) equal to the difference between the amount the participant received in the disposition over the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain (or loss) on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain (or loss), as the case may be (long-term if the shares were held for more than one year).

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of Common Stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the cash and/or the fair market value of the shares received on settlement of the SAR.

Restricted Stock Awards. A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of grant of the equity award in an amount equal to the fair market value of the shares at the time of receipt less the amount, if any, paid for the shares. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements. The Section 83(b) election only may be made if expressly permitted by the agreement covering the restricted stock award or by action of the Compensation Committee that administers the Fourth Amended 2014 Plan.

If the participant makes a subsequent disposition of the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapse or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to Atlanticus (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may be able to claim a short-term or long-term capital loss, as the case may be, as a result of the forfeiture equal to the amount the participant paid for the shares; but, the participant may not deduct any compensation included in income as the result of any Section 83(b) election.

Any dividends paid with respect to shares of restricted stock (prior to vesting of such shares) generally will be compensation taxable as ordinary income to the participant at the time the dividends are received.

Incentive Awards, RSUs, Stock-Based Awards and Dividend Equivalents. A participant generally will not recognize taxable income upon the grant of incentive awards, RSUs, stock-based awards or dividend equivalents. Upon the distribution of cash, shares or other property to a participant pursuant to the terms of the award, the participant generally will recognize compensation taxable as ordinary income equal to the sum of the cash and the fair market value of any other Common Stock issued or paid to the participant pursuant to the terms of the equity award.

Tax Consequences to Atlanticus. In the foregoing cases, we generally will be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Tax Withholding. We are authorized to deduct or withhold with respect to any equity award granted or payment due under the Fourth Amended 2014 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the equity award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an equity award under the Fourth Amended 2014 Plan until all tax withholding obligations are satisfied.

Certain Additional Tax Consequences. We intend that equity awards granted under the Fourth Amended 2014 Plan be exempt from Section 409A of the Code but make no representation or warranty to that effect. In addition, under Section 162(m) of the Code, compensation in excess of $1 million paid in any one year to our chief executive officer (or person acting in such capacity), our chief financial officer (or person acting in such capacity) or any of our other three highest paid officers (other than the chief executive officer and the chief financial officer) for such year, or any person who qualified as such for any prior tax year beginning after December 31, 2016, generally will not be deductible for federal income tax purposes. Prior to the TCJA, compensation payable to such persons in excess of $1 million that was considered “qualified performance-based compensation” under Section 162(m) of the Code was deductible (the “Section 162(m) Exception”) if the compensation satisfied certain requirements. To qualify as performance-based compensation under Section 162(m) of the Code, the material terms of the performance goals under which the compensation may be paid must have been disclosed to and approved by a majority vote of our shareholders. Accordingly, shareholder reapproval of the material terms of the performance goals were necessary for Atlanticus to be able to design equity awards that were intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code which may be exempt from the $1 million deduction limit of Section 162(m) of the Code.

The TCJA eliminated the Section 162(m) Exception for tax years beginning on and after January 1, 2018. However, a special transition rule permits compensation payable pursuant to a written binding agreement in effect as of November 2, 2017 to continue to qualify for the Section 162(m) Exception to the extent not materially modified thereafter. Accordingly, equity awards may not be deductible to the extent payable to persons who are subject to the deduction limits of Section 162(m) of the Code. We reserve the right to grant equity awards that may not be fully deductible to the extent we determine appropriate. Also, compensation of certain employees resulting from vesting of equity awards in connection with a Change in Control, or termination upon settlement following a Change in Control, also may be non-deductible under Section 280G of the Code and subject to additional excise taxes under Section 4999 of the Code.

Past and Future Awards

Through April 11, 2019, the Compensation Committee had granted awards that relate to 255,000 shares of Common Stock under the Third Amended 2014 Plan and the Fourth Amended 2014 Plan, subject to shareholder approval of the Fourth Amended 2014 Plan. Any future equity awards under the Fourth Amended 2014 Plan will be made at the discretion of the Compensation Committee. Consequently, we cannot determine, with respect to any particular person or group, the number or value of the equity awards that will be granted in the future pursuant to the Fourth Amended 2014 Plan. Notwithstanding the foregoing, as indicated above, no individual may be granted an equity award that relates to more than 1,000,000 shares of Common Stock during any calendar year. For sake of example, the following table provides information about equity awards granted by the Compensation Committee under the Second Amended 2014 Plan in 2018.

Name and Position	Dollar Value(1)	Number of Shares
David G. Hanna, Chief Executive Officer	—	—
Jeffrey A. Howard, President	$1,191,000	600,000
William R. McCamey, Chief Financial Officer	$342,000	200,000
Executive Group	$1,533,000	800,000
Non-Executive Director Group	$169,050	69,000
Non-Executive Officer Employee Group	$177,558	114,344

__________________

(1)

Reflects the aggregate grant date fair value of each stock and option award, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value for each stock award was determined by reference to the closing price of the Common Stock on the grant date. The grant date fair value for each option award was determined by an option pricing model that utilizes the closing price of the Common Stock on the grant date, a weighted average volatility of 71.0% and an expected term of five years. For additional information, see Note 14 “Stock-Based Compensation” to the consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on March 27, 2019.

Other Information

The closing price of our Common Stock on Nasdaq on the record date was $3.73.

The Board recommends a vote “FOR”
approval of the Atlanticus Holdings Corporation
Fourth Amended and Restated 2014 Equity Incentive Plan.

Proposal Three:
Advisory Vote on Compensation of
Named Executive Officers (“Say-on-Pay”)

Proposed Advisory Resolution of Shareholders

At the Annual Meeting, shareholders will be given the opportunity to vote on the following advisory resolution:

RESOLVED, that the shareholders of Atlanticus Holdings Corporation hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.

References in this Proxy Statement to “named executive officers” refer to David G. Hanna, Jeffrey A. Howard and William R. McCamey. For information regarding the compensation of Atlanticus’ named executive officers, see “Executive and Director Compensation.”

Background on Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our named executive officers (commonly referred to as “say-on-pay”). Our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success, and to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return. We seek to align closely the interests of our named executive officers with the interests of our shareholders, and our Compensation Committee regularly reviews named executive officer compensation to ensure such compensation is consistent with our goals.

At our 2013 Annual Meeting of Shareholders, our shareholders voted to hold a shareholder advisory vote to approve the compensation of the company’s named executive officers every three years. Accordingly, we presently hold say-on-pay votes every three years. Pursuant to Proposal Four, shareholders will be given the opportunity to vote on the frequency of future say-on-pay votes. The Board will consider the outcome of the vote on Proposal Four along with other factors when making its decision about the frequency of future say-on-pay votes.

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our named executive officers and will not be binding on the Board or the Compensation Committee. However, the Compensation Committee and the Board will consider the outcome of the vote when making future executive compensation decisions.

The Board recommends a vote “FOR” approval of the resolution set forth above regarding the compensation of our named executive officers.

PROPOSAL FOUR:
ADVISORY VOTE ON FREQUENCY OF
FUTURE SAY-ON-PAY ADVISORY VOTES

Shareholder Advisory Vote

At the Annual Meeting, shareholders will be given the opportunity to vote on whether they prefer to have future “say-on-pay” votes occur:

●	every year;
●	every two years; or
●	every three years.

Background on Proposal

In accordance with the Dodd-Frank Act and related SEC rules, shareholders are being given the opportunity to vote at the Annual Meeting on say-on-pay, which is an advisory resolution regarding the compensation of our named executive officers. See Proposal Three above in this Proxy Statement. The Dodd-Frank Act and applicable SEC rules also require that, at least once every six years, shareholders be given the opportunity to vote on the advisory proposal set forth immediately above regarding the frequency of future say-on-pay votes.

Shareholders may vote to recommend that future “say-on-pay” votes be held every year, every two years or every three years. The Board currently believes that future say-on-pay votes should occur every three years. There are advantages and disadvantages associated with each of the frequencies permitted under the Dodd-Frank Act and applicable SEC rules. The Board believes that holding a say-on-pay vote every three years offers the closest alignment with Atlanticus’ approach to executive compensation and its underlying philosophy that seeks to enhance the long-term growth of Atlanticus and to attract, retain and motivate our executive officers over the long term. The Board believes a three-year cycle for the advisory vote on executive compensation will provide investors the most meaningful timing alternative by which to evaluate the effectiveness of our executive compensation strategies and their alignment with Atlanticus’ business and results of operations. It also will minimize the administrative, compliance and other corporate expenses associated with holding say-on-pay votes more frequently (e.g., every year or every two years).

Effects of Advisory Vote

Because the vote on this proposal is advisory in nature, it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors when making its decision about the frequency of future say-on-pay votes.

The Board recommends that shareholders vote in favor of
holding future “say-on-pay” advisory votes “EVERY THREE YEARS.”

Executive Officers of Atlanticus

Our executive officers are elected annually and serve at the pleasure of the Board. The following sets forth the name, age as of the record date, position(s) with Atlanticus and selected biographical information for our executive officers. The biographies of Messrs. Hanna and Howard are provided above under “Proposal One: Election of Directors.”

Name	Age	Position
David G. Hanna	54	Chief Executive Officer and Chairman of the Board
Jeffrey A. Howard	49	President and Director
William R. McCamey	49	Chief Financial Officer

William R. McCamey, Chief Financial Officer. Mr. McCamey became Chief Financial Officer in January 2014; he served as Treasurer from the time he joined Atlanticus in 2004 to 2015. Mr. McCamey has over 25 years’ experience in capital markets and finance.

Corporate Governance

We have established corporate governance practices designed to serve the best interests of Atlanticus and our shareholders. We are in compliance with the current corporate governance requirements imposed by the rules and regulations of the SEC and the listing standards of Nasdaq. Our current Code of Business Conduct and Ethics and charters for the standing committees of the Board are available on our corporate website at www.atlanticus.com under the heading “For Investors.”

Set forth below is information regarding the meetings of the Board during 2018, a description of the Board’s standing committees and additional information about our corporate governance policies and procedures.

Committees and Meetings of the Board

Board Composition. The size of our Board is currently fixed at five directors. The current members of the Board are David G. Hanna, Jeffrey A. Howard, Deal W. Hudson, Mack F. Mattingly and Thomas G. Rosencrants. The Board has determined that the following directors are independent in accordance with the Nasdaq and SEC rules governing director independence: Deal W. Hudson, Mack F. Mattingly and Thomas G. Rosencrants.

Meetings of the Board. During fiscal year 2018, the Board met four times. During that period, each of the incumbent directors attended at least 75% of the aggregate number of meetings held by the Board and by each of the committees on which such director served.

Board Committees. Our Board currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The principal functions and the names of the directors currently serving as members of each of those committees are set forth below. In accordance with applicable Nasdaq and SEC requirements, the Board has determined that each director serving on the Audit, Compensation, and Nominating and Corporate Governance committees is an independent director.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our financial matters. The Audit Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include oversight of the effectiveness of our accounting, auditing and financial reporting processes; the integrity of our financial statements; the effectiveness of our internal controls, policies and procedures for managing and assessing risk and promoting compliance with accounting standards and applicable legal and regulatory requirements; and the appointment, compensation and evaluation of the qualifications and independence of our independent registered accounting firm.

The Audit Committee met eight times during 2018. The current members of the Audit Committee are Thomas G. Rosencrants (Chairman), Deal W. Hudson and Mack F. Mattingly. The Board has determined that Mr. Rosencrants is an “audit committee financial expert,” as that term is defined in SEC rules.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying qualified director candidates and developing and monitoring our corporate governance policies. The Nominating and Corporate Governance Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include identifying individuals qualified to become members of the Board and recommending candidates for re-election as directors; monitoring and recommending corporate governance and other Board and company practices; and overseeing performance reviews of the Board as a whole, its committees and the individual directors.

With respect to the identification of nominee candidates, the Nominating and Corporate Governance Committee has opted against developing a formalized process. For more information, see “—Corporate Governance Policies—Policy for Consideration of Director Candidates Recommended by Shareholders.” Similarly, with respect to the evaluation of director nominee candidates by the Nominating and Corporate Governance Committee, the committee has opted against adopting formal requirements or minimum standards regarding the evaluation of potential directors. Rather, the committee will consider each candidate on his or her own merits on a case-by-case basis. However, in evaluating candidates, there are factors that the committee generally views as relevant and is likely to consider. Some of these factors include the candidates’:

●	integrity and reputation;
●	professional experience, particularly experience that is germane to our business, such as credit services, risk management, legal, human resources, finance, marketing, and regulatory experience;
●	ability to qualify as an “audit committee financial expert” (as defined in SEC rules);
●	experience in serving on other boards of directors or in the senior management of companies that have faced issues generally of the level of sophistication that we face;
●	contribution to diversity on the Board;
●	ability to work collegially with others;
●	availability and the ability to attend meetings in person; and
●	current membership on our Board due to the fact that the Board values continuity (but not entrenchment).

The Nominating and Corporate Governance Committee does not assign a particular weight to the individual factors. Similarly, the committee does not expect to see all (or even more than a few) of these factors in any individual candidate. Rather, the committee looks for a mix of factors that, when considered along with the experience and credentials of the other candidates and existing Board members, will provide shareholders with a diverse and experienced Board.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board as a whole. The committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a Board that best serves the needs of the company and the interest of its shareholders.

The Nominating and Corporate Governance Committee met four times during 2018. The current members of the Nominating and Corporate Governance Committee are Deal W. Hudson (Chairman), Mack F. Mattingly and Thomas G. Rosencrants.

Compensation Committee. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers and directors. The Compensation Committee operates under a written charter, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” Under the charter, the committee’s principal responsibilities include determining our compensation philosophy; evaluating our Chief Executive Officer’s performance and determining his compensation; determining and approving the compensation of all other executive officers; reviewing and approving director compensation; administering our incentive compensation plans and equity-based plans; reviewing and approving employment agreements and severance arrangements for our executive officers; reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking; reviewing and recommending the frequency of say-on-pay votes; and reporting regularly to the Board.

The Compensation Committee met five times during 2018. The current members of the Compensation Committee are Mack F. Mattingly (Chairman), Deal W. Hudson and Thomas G. Rosencrants. For more information on the Compensation Committee, see “—Corporate Governance Policies—Consideration and Determination of Executive and Director Compensation.”

Corporate Governance Policies

In addition to corporate governance matters described throughout this Proxy Statement, some additional information about our corporate governance policies and procedures is set forth below:

Code of Ethics. Our Code of Business Conduct and Ethics, which we refer to as the “Code of Ethics,” applies to all of our directors, executive officers and employees. The Code of Ethics is available on our website at www.atlanticus.com under the heading “For Investors.” We intend to disclose any amendments to our Code of Ethics, and any waiver from a provision of the Code of Ethics granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, on our website within four business days following such amendment or waiver.

Risk Management. Atlanticus’ management is responsible for day-to-day risk management of the company. Management reports to the Board on the material risks the company faces when management determines that the company’s risk profile materially changes. The Board uses management’s reports to evaluate the company’s exposure to risks in light of the company’s business plan and growth strategies. The Board primarily focuses on risks in the areas of operations, liquidity, regulatory changes and compliance, which the Board believes are the areas most likely to have a potential impact on the company in a material way.

Executive Sessions of Independent Directors. The Board has scheduled regular executive sessions of our independent directors. At executive sessions, our independent directors meet without management or any non-independent directors present. The Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of the Board, as a whole.

Consideration and Determination of Executive and Director Compensation. The Compensation Committee has the primary authority to determine our compensation philosophy and to establish compensation for our executive officers and directors. In establishing executive officer compensation, the Compensation Committee uses its subjective evaluation of the executives’ performance and responsibilities, our overall performance and the Chief Executive Officer’s recommendations. The Compensation Committee has not used any compensation consultant in setting executive salaries, or in determining other components of executive compensation, nor does it seek formally to benchmark the compensation of our executive officers against compensation paid by other companies to their executives.

Management plays a significant role in the executive compensation-setting process. The most significant aspects of management’s role are:

●	evaluating employee performance;
●	preparing information for Compensation Committee meetings;
●	establishing business performance targets and objectives;
●	providing background information regarding Atlanticus’ strategic objectives; and
●	recommending salary levels and equity awards.

From time to time, the Compensation Committee invites members of management, including Mr. Hanna and Mr. Rohit Kirpalani, our General Counsel, to attend all or a portion of its meetings. Typically, Mr. Hanna reviews the performance of senior management and makes recommendations on compensation levels. Mr. Kirpalani advises the committee on legal matters and prepares documents for the committee’s consideration. In addition, these officers answer questions posed by the committee.

In the past, the Compensation Committee has authorized Mr. Hanna to negotiate employment agreements with executive officers (other than himself). The negotiated employment agreements are subject to review and approval by the Compensation Committee. Also, the Compensation Committee may delegate to one or more officers of Atlanticus all or part of its authority and duties with respect to equity awards to individuals who are not subject to Section 16 of the Exchange Act.

Our Compensation Committee annually reviews and approves compensation for our independent directors. Generally, the Compensation Committee sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our Board. In determining director compensation, the Compensation Committee considers the legal responsibilities that directors owe Atlanticus and its shareholders in connection with their service on the Board and committees of the Board, and the risks to directors associated with their service.

Risk Management related to Compensation Policies and Practices. We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on Atlanticus. The design of our compensation policies and practices encourages our employees to remain focused on both our short- and long-term goals. For example, while our cash bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.

Committee Authority to Retain Independent Advisors. Each of the Audit Committee and the Nominating and Corporate Governance Committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by Atlanticus.

Board Leadership Structure. David G. Hanna has served in the combined roles of Chairman and Chief Executive Officer since our initial public offering in 1999. Mr. Hanna’s combined service as Chairman and Chief Executive Officer creates unified leadership for Atlanticus. This leadership structure demonstrates to our business partners and shareholders that Atlanticus is under strong leadership and minimizes the potential duplication of efforts among management and the directors. The Board does not have a lead independent director and does not believe that one is necessary in light of Atlanticus’ size and the lengthy experience the directors have working with Mr. Hanna. The Board believes its leadership structure allows Atlanticus to operate efficiently and is in the best interests of the company and its shareholders.

Whistleblower Procedures. The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

No Executive Loans. We do not extend loans to executive officers or directors, and we have no such loans outstanding.

Policy for Director Attendance at Annual Meetings. It is the policy of Atlanticus and our Board that all directors attend the Annual Meeting of Shareholders and be available for questions from shareholders, except in the case of unavoidable conflicts. All of our directors attended our 2018 Annual Meeting of Shareholders.

Process for Shareholders to Send Communications to the Board. We encourage shareholder communication with the Board. Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of Atlanticus at our principal executive offices. Any communication should indicate that you are an Atlanticus shareholder and clearly specify whether it is intended to be delivered to the entire Board or to one or more particular director(s).

Policy for Consideration of Director Candidates Recommended by Shareholders. We welcome recommendations for director candidates from shareholders. In order to make a recommendation, a shareholder should submit the following information to the Nominating and Corporate Governance Committee of the Board:

●	a resume for the candidate detailing the candidate’s work experience and academic credentials;
●

written confirmation from the candidate that he or she (1) would like to be considered as a candidate and would serve if nominated and elected, (2) consents to the disclosure of his or her name, (3) has read our Code of Ethics and that during the prior three years has not engaged in any conduct that, had he or she been a director, would have violated the Code of Ethics or required a waiver, (4) is, or is not, “independent” as that term is defined by Nasdaq and SEC rules, and (5) has no plans to change or influence the control of Atlanticus;

●

the name of the recommending shareholder as it appears in our books, the number of shares of Common Stock that is owned by the shareholder and written confirmation that the shareholder consents to the disclosure of his or her name (if the recommending person is not a shareholder of record, he or she should provide proof of share ownership);

●	personal and professional references, including contact information; and
●	any other information relating to the candidate required to be disclosed in a proxy statement for election of directors under Regulation 14A of the Exchange Act.

This information should be sent to the Nominating and Corporate Governance Committee, c/o Rohit H. Kirpalani, Secretary at our principal executive offices, who will forward it to the chairperson of the committee. The committee does not necessarily respond to shareholder recommendations.

Report of Audit Committee

Notwithstanding anything to the contrary set forth in any of Atlanticus’ filings under the Securities Act or the Exchange Act that might incorporate by reference this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board is composed of three directors and operates under a written charter adopted by the Board, a copy of which is available on our website at www.atlanticus.com under the heading “For Investors.” The members of the committee meet the independence requirements of SEC rules and Nasdaq listing standards.

Management is responsible for Atlanticus’ internal controls, financial reporting process and compliance with laws, regulations and ethical business standards. The independent registered accounting firm is responsible for performing an independent audit of Atlanticus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to report its findings to the Board. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered accounting firm, nor can the committee certify that the independent registered accounting firm is “independent” under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered accounting firm on the basis of the information it receives, discussions with management and the independent registered accounting firm and the experience of the committee’s members in business, financial and accounting matters.

In this context, the Audit Committee has met and held discussions with management and the independent registered accounting firm. Management represented to the Audit Committee that Atlanticus’ audited consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered accounting firm. The Audit Committee discussed with the independent registered accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Atlanticus’ independent registered accounting firm also provided to the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding that firm’s independence, and the Audit Committee discussed with the independent registered accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Atlanticus’ Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

Thomas G. Rosencrants, Chairman

Deal W. Hudson

Mack F. Mattingly

Auditor Fees

The Audit Committee has selected BDO USA, LLP (“BDO”) to serve as our independent registered accounting firm for the fiscal year ending December 31, 2019. We first engaged BDO in 2002 on the recommendation of the Audit Committee, and it has served as our principal accounting firm since that date. A representative of BDO is expected to be present at the 2019 Annual Meeting of Shareholders and will be available to respond to appropriate questions. The representative also will have an opportunity to make a statement if he or she desires to do so. Approval of our accounting firm is not a matter required to be submitted to the shareholders.

Audit Fees. The aggregate fees billed by BDO for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q totaled $442,932 for the fiscal year ended December 31, 2018 and $464,611 for the fiscal year ended December 31, 2017.

Audit-Related Fees. The aggregate fees billed by BDO related to assurance and similar services totaled $108,500 for the fiscal year ended December 31, 2018 and $147,437 for the fiscal year ended December 31, 2017. These fees were principally related to audit work in connection with audits pertaining to certain of our subsidiaries, our 401(k) defined contribution plan, agreed upon procedures as required by our lenders, securitization investors and trustees, accounting guidance and consultation as well as various reimbursable expenses.

Tax Fees. There were no tax fees billed by BDO for the fiscal years ended December 31, 2018 and 2017.

All Other Fees. There were no other fees billed by BDO for the fiscal years ended December 31, 2018 and 2017.

All audit-related services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Executive and Director Compensation

In this Proxy Statement, “named executive officers” refer to David G. Hanna, Jeffrey A. Howard and William R. McCamey.

Executive Compensation

The following table sets forth information concerning the annual compensation earned by our named executive officers. For each named executive officer’s existing stock ownership as of the record date, see “Security Ownership of Certain Beneficial Owners and Management.” Each of the named executive officers has an employment agreement that influences or defines certain of the elements of compensation shown below. For a description of the material terms of each named executive officer’s employment agreement, see “—Named Executive Officer Employment Agreements.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
David G. Hanna Chief Executive Officer and Chairman of the Board	2018	$600,000	—	—	—	$497,157	(2)	$1,097,157
	2017	$531,250	—	—	$700,205	$466,233	(2)	$1,697,688
	2016	$50,000	—	—	—	$339,926	(2)	$389,926

Jeffrey A. Howard President	2018	$600,000	—	$346,000	$845,000	$4,125	(3)	$1,795,125
	2017	$600,000	—	—	—	$1,875	(3)	$601,875
	2016	$600,000	—	—	$342,000	$1,875	(3)	$943,875

William R. McCamey Chief Financial Officer	2018	$450,000	—	$342,000	—	$2,812	(3)	$794,812
	2017	$450,000	$250,000	—	$222,000	$2,812	(3)	$924,812
	2016	$450,000	$250,000	—	$302,000	$2,812	(3)	$1,004,812

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, amounts reflect the aggregate grant date fair value of each stock and option award, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of each stock award was determined by reference to the closing price of the Common Stock on the grant date.  The grant date fair value for each option award was determined by an option pricing model that utilizes the closing price of the Common Stock on the grant date, a weighted average volatility of 71.4% for 2018, 67.7% for 2017 and 67.2% for 2016 and an expected term of five years for each of 2018, 2017 and 2016. The amount shown for Mr. Hanna relates to a performance-based option award and was determined based on the expected outcome of the performance conditions. The maximum value of this performance-based option, assuming the highest level of performance, would have been $1,600,469. A portion of the amount shown for Mr. Howard in 2018 relates to performance-based option awards and were determined based on the expected outcome of the performance conditions.  For additional information, see Note 14 “Stock-Based Compensation” to the consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on March 27, 2019.

(2)

Reflects (i) $494,407, $462,183 and $339,176 for 2018, 2017 and 2016, respectively, for the use by Mr. Hanna and members of his family of charter jet service for personal purposes and at our expense at an incremental cost to us, which is calculated based on the total flight costs charged by the charter companies, including cost per flight hour charge specified in the lease agreement, fuel surcharge, catering, international fees and federal excise tax and (ii) $2,750, $4,050 and $750 in 2018, 2017 and 2016, respectively, for matching contributions to the Atlanticus 401(k) Plan.

(3)	Reflects matching contributions to the Atlanticus 401(k) Plan.

The following table sets forth information concerning outstanding equity awards held by our named executive officers at December 31, 2018.

Outstanding Equity Awards at December 31, 2018

		Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
David G. Hanna	2/17/2017	—		—		1,000,000	(1)	$2.78	2/17/2022	—		—

Jeffrey A. Howard	11/12/2018	—		100,000	(2)	—		$6.00	11/12/2023	—		—
	11/12/2018	—		—		200,000	(3)	$6.00	11/12/2023	—		—
	11/12/2018	—		—		200,000	(4)	$6.00	11/12/2023	—		—
	11/12/2018	—		—		—		—	—	100,000	(5)	$364,000
	3/24/2016	133,333	(6)	66,667	(6)	—		$3.04	3/24/2021	—		—
	2/21/2014	200,000	(7)	—		—		$2.64	2/21/2019	—		—

William R. McCamey	8/8/2018	—		—		—		—	—	200,000	(8)	$728,000
	8/10/2017	66,667	(9)	133,333	(9)	—		$4.00	8/10/2022	—		—
	6/23/2016	133,333	(10)	66,667	(10)	—		$4.00	6/23/2021	—		—
	8/6/2015	100,000	(11)	—		—		$4.00	8/6/2020	—		—
	2/21/2014	100,000	(7)	—		—		$2.64	2/21/2019	—		—

(1)

This stock option award vests, if at all, on February 17, 2020 for (i) 250,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 7% but less than 12%, (ii) 500,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 12% but less than 20%, or (iii) 1,000,000 shares of Common Stock if the compound annual growth rate in Atlanticus’ Common Stock price for the three year period ending February 16, 2020 is equal to or greater than 20%.

(2)	This stock option award vests in three equal installments on November 12, 2019, November 12, 2020 and November 12, 2021.
(3)	This stock option award vests on January 31, 2021 if the performance criteria have been satisfied.
(4)	This stock option award vests on January 31, 2022 if the performance criteria have been satisfied.
(5)	This restricted stock award vests on November 12, 2021.
(6)	This stock option award vests in three equal installments on March 24, 2017, March 24, 2018 and March 24, 2019.
(7)	This stock option award vested in two equal installments on February 21, 2015 and February 21, 2016.
(8)	This restricted stock award vests on August 8, 2021.
(9)	This stock option award vests in three equal installments on August 10, 2018, August 10, 2019 and August 10, 2020.
(10)	This stock option award vests in three equal installments on June 23, 2017, June 23, 2018 and June 23, 2019.
(11)	This stock option award vested in three equal installments on August 6, 2016, August 6, 2017 and August 6, 2018.

Director Compensation

During fiscal year 2018, we paid each of our independent directors an annual fee of $50,000 in cash for their directorship services. In addition, independent directors received a cash fee of $3,000 for each Board meeting attended (including telephonic attendance) and $1,500 for each committee meeting attended (including telephonic attendance) regardless of whether such committee meeting was held on the same day as a meeting of the full Board. For services in 2018, we paid additional cash fees of $25,000 to the Chairman of the Audit Committee and $10,000 to the Chairman of each of the Nominating and Corporate Governance Committee and Compensation Committee. We expect these cash fees to remain the same for service during 2019, as set forth in Exhibit 10.1 to our Form 10-Q filed with the SEC on August 14, 2018. For more on our independent directors, please see the “Corporate Governance” section of this Proxy Statement.

On December 26, 2018, each independent director received an award of 28,000 shares of Common Stock. All directors are reimbursed for expenses incurred in connection with their attendance at meetings of the Board or its committees.

We do not currently provide our non-independent directors with any additional compensation, including equity grants, for their service on the Board, except for reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board.

The following table sets forth information concerning the compensation of our non-management directors for the year ended December 31, 2018.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Deal W. Hudson	$97,500	$56,350	$153,850
Mack F. Mattingly	$97,500	$56,350	$153,850
Thomas G. Rosencrants	$112,500	$56,350	$168,850

(1)	As of December 31, 2018, all stock awards issued to directors had fully vested.
(2)

Reflects the aggregate grant date fair value of each stock award, which was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value was determined by reference to the closing price of the Common Stock on the grant date. For additional information, see Note 14 “Stock-Based Compensation” to the consolidated financial statements in our Annual Report on Form 10-K, which was filed with the SEC on March 27, 2019.

Named Executive Officer Employment Agreements

David G. Hanna. Pursuant to the amended and restated employment agreement with David G. Hanna dated December 23, 2008, Mr. Hanna serves as Chief Executive Officer of Atlanticus and is entitled to receive an annual base salary of $50,000, which may be adjusted and is currently $600,000. No severance or other benefits will be paid by Atlanticus to Mr. Hanna upon his termination of employment. The initial three-year term of the employment agreement has been completed and now the agreement continues indefinitely until it is terminated by either us or Mr. Hanna.

Jeffrey A. Howard. Pursuant to the employment agreement with Jeffrey A. Howard dated March 28, 2014, Mr. Howard serves as President of Atlanticus. Mr. Howard is entitled to receive an annual base salary of $600,000 and is eligible to receive bonus and equity compensation as determined by the Compensation Committee from time to time. No severance or other benefits will be paid by Atlanticus to Mr. Howard upon his termination of employment. Mr. Howard’s employment agreement may be terminated by (i) either party on 30 days’ notice, (ii) Atlanticus for “cause” (as defined in the agreement) or (iii) either party upon employee’s “complete disability” (as defined in the agreement). If Mr. Howard’s employment agreement is terminated upon his death or “complete disability” or by Atlanticus other than for “cause,” Mr. Howard’s outstanding equity awards shall vest immediately.

William R. McCamey. Pursuant to the employment agreement with William R. McCamey dated March 28, 2014, Mr. McCamey serves as Chief Financial Officer of Atlanticus. Mr. McCamey is entitled to receive an annual base salary of $450,000 and is eligible to receive bonus and equity compensation as determined by the Compensation Committee from time to time. No severance or other benefits will be paid by Atlanticus to Mr. McCamey upon his termination of employment. Mr. McCamey’s employment agreement may be terminated by (i) either party on 30 days’ notice, (ii) Atlanticus for “cause” (as defined in the agreement) or (iii) either party upon employee’s “complete disability” (as defined in the agreement). If Mr. McCamey’s employment agreement is terminated upon his death or “complete disability” or by Atlanticus other than for “cause,” Mr. McCamey’s outstanding equity awards shall vest immediately.

Compensation Committee Interlocks and Insider Participation

During 2018, the Compensation Committee consisted of Messrs. Hudson, Mattingly and Rosencrants. None of the members of the Compensation Committee was a current or former officer or employee of Atlanticus or any of our subsidiaries. There were no compensation committee interlocks or insider participation in compensation decisions that are required to be disclosed in this Proxy Statement. None of the members of the Compensation Committee had any relationship requiring disclosure under “Related Party Transactions.”

Equity Compensation Plan Information

We maintain the Second Amended 2014 Plan, pursuant to which we may grant awards of (i) incentive and nonqualified stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; and (v) other stock or cash-based incentive awards. Upon initial approval of the Original 2014 Plan by our shareholders in May 2014, the Original 2014 Plan replaced the Atlanticus Holdings Corporation 2008 Equity Incentive Plan, which we refer to as the “2008 Plan.” Outstanding awards under the 2008 Plan continue to be governed by the terms of the 2008 Plan until exercised, expired or otherwise terminated or canceled. Since the initial approval of the Original 2014 Plan, no new grants are allowed under the 2008 Plan.

We also maintain the Atlanticus Holdings Corporation Second Amended and Restated Employee Stock Purchase Plan, which we refer to as the “Second Amended ESPP”, pursuant to which eligible employees can elect to have a certain amount of their annual wages withheld to purchase Atlanticus Common Stock. The amounts deducted and accumulated by each participant are used to purchase shares of Common Stock on or as promptly as practicable after the last trading day of the month. The price of stock purchased under the Second Amended ESPP is approximately 85% of the fair market value per share of our Common Stock on the last trading day of the month. Executive officers, however, are not eligible to participate in the Second Amended ESPP.

The following table provides information about option and restricted stock unit awards under the 2008 Plan and the Second Amended 2014 Plan as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options and vesting of restricted stock units(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(2)
Equity compensation plans previously approved by security holders	3,121,200	$3.50	131,238
Equity compensation plans not approved by security holders	—	—	—
Total	3,121,200		131,238
(1)	Does not include outstanding shares of previously awarded restricted stock.
(2)	Represents 45,826 shares available for future issuance under the Second Amended 2014 Plan and 85,412 shares available for future issuance under the Second Amended ESPP as of December 31, 2018.

Additionally, we are seeking approval of the Fourth Amended 2014 Plan. Since the Fourth Amended 2014 Plan was adopted by our Board after December 31, 2018, the 2,000,000 new shares of Common Stock authorized for issuance under the Fourth Amended 2014 Plan are not included in the above table. Please see “Proposal Two: Approval of the Atlanticus Holdings Corporation Fourth Amended and Restated 2014 Equity Incentive Plan” for more information about the securities issuable under the Fourth Amended 2014 Plan.

Related Party Transactions

Transactions with Related Persons

In June 2007, we entered into a sublease for 1,000 square feet of excess office space at our Atlanta headquarters with HBR Capital, Ltd. (“HBR”), a company co-owned by David G. Hanna and his brother Frank J. Hanna, III. Thereafter, we amended the sublease to reduce the subleased space to 600 square feet. The sublease rate per square foot is the same as the rate that we pay under the prime lease. Under the sublease, HBR paid us $18,089 and $26,629 for 2018 and 2017, respectively. The aggregate amount of payments required under the sublease from January 1, 2019 to the expiration of the sublease in May 2022 is $58,154.

In January 2013, HBR began leasing four employees from Atlanticus. HBR reimburses Atlanticus for the full cost of such employees, based on the amount of time devoted to HBR. For the years ended December 31, 2018 and December 31, 2017, HBR reimbursed Atlanticus $270,932 and $263,453, respectively, for compensation and benefits related to these leased employees.

Under a shareholders agreement into which we entered with certain shareholders, including David G. Hanna, Frank J. Hanna, III and certain trusts that were affiliates of the Hannas, following our initial public offering (i) if one or more of the shareholders accepts a bona fide offer from a third party to purchase more than 50% of the outstanding Common Stock, each of the other shareholders that is a party to the agreement may elect to sell his shares to the purchaser on the same terms and conditions, and (ii) if shareholders that are a party to the agreement owning more than 50% of the Common Stock propose to transfer all of their shares to a third party, then such transferring shareholders may require the other shareholders that are a party to the agreement to sell all of the shares owned by them to the proposed transferee on the same terms and conditions.

On November 26, 2014, we and certain of our subsidiaries entered into a Loan and Security Agreement with Dove Ventures, LLC, a Nevada limited liability company (“Dove”). The agreement provides for a senior secured term loan facility in an amount of up to $40.0 million at any time outstanding, consisting of (i) an initial term loan of $20.0 million, and (ii) additional term loans available in the sole discretion of Dove and upon our request, provided that the aggregate amount of all outstanding term loans does not exceed $40.0 million. On November 26, 2014, Dove funded the initial term loan of $20.0 million. On November 28, 2014, we used the proceeds of the initial term loan to repurchase $46.1 million in aggregate principal amount of our outstanding 5.875% Convertible Senior Notes due 2035. The aggregate purchase price for these notes was $19.1 million plus accrued interest and resulted in an aggregate gain of $12.1 million (net of the notes’ applicable share of deferred costs, which were written off in connection with the repurchase). Additionally, on July 28, 2016, we obtained an additional term loan of $20.0 million from Dove for working capital. In November 2018, the agreement was amended to extend the maturity date of the term loan to November 21, 2019.

Our obligations under the agreement with Dove are guaranteed by certain subsidiary guarantors and secured by a pledge of certain assets of ours and the subsidiary guarantors. The loans bear interest at the rate of 9.0% per annum, payable monthly in arrears. The agreement includes customary affirmative and negative covenants, as well as customary representations, warranties and events of default. Subject to certain conditions, we can prepay the principal amounts of these loans without premium or penalty. From November 28, 2014 to the record date, Atlanticus paid Dove an aggregate of approximately $12.5 million of interest and no principal on the loan. The largest amount of principal outstanding during this period was $40.0 million. As of the record date, Atlanticus owed Dove $40.0 million.

Dove is a limited liability company owned by three trusts. David G. Hanna is the sole shareholder and the President of the corporation that serves as the sole trustee of one of the trusts, and David G. Hanna and members of his immediate family are the beneficiaries of this trust. Frank J. Hanna, III is the sole shareholder and the President of the corporation that serves as the sole trustee of the other two trusts, and Frank J. Hanna, III and members of his immediate family are the beneficiaries of these other two trusts.

Review, Approval or Ratification of Transactions with Related Persons

Under Nasdaq Marketplace Rules, our Audit Committee (or another independent body of our Board) is required to conduct an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis. In accordance with our Audit Committee’s charter, the Audit Committee must review and determine whether to approve in advance any proposed related party transaction. For these purposes, a “related party transaction” refers to any transaction that is required to be disclosed pursuant to Item 404 of Regulation S-K.

In addition, all of our employees, officers and directors are required to comply with the Atlanticus Holdings Corporation Code of Ethics. The Code of Ethics addresses, among other things, what actions are required when potential conflicts of interest may arise, including those from related party transactions. Specifically, if an employee, officer or director believes a conflict of interest exists or may arise, he or she is required to disclose immediately the nature and extent of the conflict, or potential conflict, to his or her supervisor, who, along with appropriate officials of Atlanticus, will evaluate the conflict and take the appropriate action, if any, to ensure that our interests are protected. Any transaction between Atlanticus and another party on terms that are reasonably believed to be at least as favorable as the terms that we otherwise could have obtained from an unrelated third party shall not create a conflict of interest or cause a violation of the Code of Ethics, provided that (i) with respect to the directors and any member of senior management, the Audit Committee of the Board was given prior notice of such transaction and (ii) with respect to all other employees, our General Counsel was given prior notice of such transaction. The rules in the Code of Ethics regarding conflicts of interest not only apply to all of our employees, officers and directors, but also to immediate family members and certain business associates of our employees, officers and directors.

There were no transactions that were required to be reported under “—Transactions with Related Persons” where the procedures described above did not require review, approval or ratification or where these procedures were not followed.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of the record date. The information is provided with respect to (1) each person who is known by us to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, which deem a person to beneficially own any shares the person has or shares voting or dispositive power over and any additional shares obtainable within 60 days through the exercise of options, warrants or other purchase rights. Shares of Common Stock subject to options, warrants or other rights to purchase that are currently exercisable or are exercisable within 60 days of the record date (including shares subject to restrictions that lapse within 60 days of the record date) are deemed outstanding for purposes of computing the percentage ownership of the person holding such shares, options, warrants or other rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares identified as beneficially owned. An asterisk indicates beneficial ownership of less than 1% of the Common Stock outstanding.

Name of Shareholder	Number of Shares	Percent of Class

Five Percent Shareholders (other than directors and named executive officers):
Frank J. Hanna, III(1)(2)	4,098,072	25.8%
Aristeia Capital, L.L.C.(3)	1,000,000	6.3%

Directors and Named Executive Officers:
David G. Hanna(1)(4)	4,098,072	25.8%
Jeffrey A. Howard(5)	557,509	3.5%
Deal W. Hudson	105,000	*
Mack F. Mattingly	136,000	*
William R. McCamey(6)	705,716	4.4%
Thomas G. Rosencrants(7)	91,000	*
Directors and executive officers as a group (6 persons)	5,693,297	34.7%

(1)     The address of the indicated holders is c/o Atlanticus Holdings Corporation, Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328.

(2)     Includes 4,098,072 shares of Common Stock held by FSH Capital, LLC (“FSH”); Frank J. Hanna, III possesses the power to vote and dispose of the shares of Common Stock held by FSH. All of the shares of Common Stock held by FSH have been pledged to secure the loan referred to in footnote (4) below. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family to secure a loan to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.

(3)     Based on a Schedule 13G/A filed by Aristeia Capital, L.L.C. (“Aristeia”) with the SEC on February 14, 2014. These shares of Common Stock are held by one or more private funds (the “Aristeia Funds”) managed or advised by Aristeia. Aristeia shares voting and investment control with respect to the shares of Common Stock held by the Aristeia Funds. Although each of Aristeia and certain of its affiliates may be deemed the beneficial owner of the shares of Common Stock held by the Aristeia Funds pursuant to Rule 13d-3 under the Exchange Act, none owns shares of Common Stock directly. Aristeia’s address is 136 Madison Avenue, 3rd Floor, New York, New York 10016.

(4)     Includes 4,098,072 shares of Common Stock held by DKH Capital, LLC (“DKH”); David G. Hanna possesses the power to vote and dispose of the shares of Common Stock held by DKH. All of the shares of Common Stock held by DKH have been pledged to secure the loan referred to in footnote (2) above. Excludes 4,098,072 shares of Common Stock that have been pledged to an entity controlled by David G. Hanna and members of David G. Hanna’s immediate family to secure a loan to an entity controlled by Frank J. Hanna, III and members of Frank J. Hanna, III’s immediate family. The pledge agreement, prior to default, does not grant to the pledgee (i) the power to vote or to direct the vote of the pledged shares or (ii) the power to dispose or direct the disposition of the pledged shares.

(5)     Includes (i) stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 200,000 shares of Common Stock and (ii) 100,000 shares of restricted stock over which the holder has sole voting but no investment power.

(6)     Includes (i) stock options that are currently exercisable or exercisable within 60 days of the record date to purchase 300,000 shares of Common Stock, (ii) 200,000 shares of restricted stock over which the holder has sole voting but no investment power and (iii) 30,000 shares of Common Stock held by his spouse.

(7)     Includes 21,000 shares of Common Stock held by his spouse.

Changes in Control

Except for the loans described in footnotes (2) and (4) under “—Beneficial Ownership Table,” there are no arrangements, known to Atlanticus, including any pledge by any person of securities of Atlanticus or any of its parents, the operation of which may at a subsequent date result in a change in control of Atlanticus.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of any class of our equity securities, who collectively we generally refer to as insiders, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of Atlanticus. Our insiders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us, we believe that during the 2018 fiscal year our insiders complied with all applicable filing requirements, except that Mr. Hudson made one late filing reporting one transaction, Mr. Mattingly made one late filing reporting one transaction and Mr. Rosencrants made one late filing reporting one transaction.

Shareholder Proposals

The 2020 Annual Meeting of Shareholders is anticipated to be held in May 2020. Under Rule 14a-8 promulgated by the SEC under the Exchange Act, any proposal that a shareholder intends to be presented at the 2020 Annual Meeting via the proxy statement and form of proxy to be distributed by us in connection with the 2020 Annual Meeting, must be received by the Secretary of Atlanticus at our principal executive offices prior to December 17, 2019. However, if the 2020 Annual Meeting is held on a date more than 30 days before or after May 9, 2020 (the anniversary date of the 2019 Annual Meeting), shareholder proposals for the 2020 Annual Meeting must be submitted a reasonable time before we begin to print and send our proxy materials. Shareholder proposals received after this date will be considered untimely under Rule 14a-8.

If a shareholder desires to bring a matter before the meeting that is not the subject of a proposal meeting the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in Atlanticus’ Amended and Restated Bylaws in order to personally present the proposal at the meeting. One of the procedural requirements is timely notice in writing of the business the shareholder proposes to bring before the meeting. Written notice must be received by the Secretary of Atlanticus no earlier than December 11, 2019 and no later than January 10, 2020. In the event that our 2020 Annual Meeting is called for a date that is not within 60 days before or after May 9, 2020 (the anniversary date of the 2019 Annual Meeting), the written notice must be received not later than the close of business on the tenth day following the earlier of (1) the date on which notice of the annual meeting date was mailed or (2) the date public disclosure of the meeting date was made.

We reserve the right to decline to include in our proxy materials any shareholder’s proposal that does not comply with the rules of the SEC for inclusion therein. We will furnish copies of the applicable Bylaw provisions that set forth the requirements for a shareholder’s written notice upon written request to the Secretary of Atlanticus at the address listed above.

Appendix A

 ATLANTICUS HOLDINGS CORPORATION

FOURTH AMENDED AND RESTATED

2014 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Section		Page
ARTICLE I DEFINITIONS
1.01	409A Award
1.02	Affiliate
1.03	Agreement
1.04	Award
1.05	Board
1.06	Cause
1.07	Change in Control
1.08	Code
1.09	Committee
1.10	Common Stock
1.11	Company
1.12	Consultant
1.13	Control Change Date
1.14	Corresponding SAR
1.15	Disability
1.16	Dividend Equivalent
1.17	Employee
1.18	Exchange Act
1.19	Fair Market Value
1.20	GAAP
1.21	Incentive Award
1.22	Incumbent Board
1.23	Initial Value
1.24	Named Executive Officer
1.25	Non-409A Award
1.26	Option
1.27	Participant
1.28	Plan
1.29	Person
1.30	Restricted Stock Award
1.31	Restricted Stock Unit
1.32	SAR
1.33	Section 162(m) Exception
1.34	Stock-Based Award
1.35	Ten Percent Shareholder
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ARTICLE II PURPOSES
ARTICLE III ADMINISTRATION
ARTICLE IV ELIGIBILITY
ARTICLE V COMMON STOCK SUBJECT TO PLAN
5.01	Common Stock Issued
5.02	Aggregate Limit
5.03	Individual Limit
5.04	Awards Settled in Cash; Reissue of Awards and Shares
ARTICLE VI OPTIONS
6.01	Grant
6.02	Option Price
6.03	Maximum Option Period
6.04	Exercise
6.05	Payment
6.06	Shareholder Rights
6.07	Disposition of Shares
6.08	No Liability of Company
ARTICLE VII SARS
7.01	Grant
7.02	Maximum SAR Period
7.03	Exercise
7.04	Settlement
7.05	Shareholder Rights
ARTICLE VIII RESTRICTED STOCK AWARDS
8.01	Award
8.02	Payment
8.03	Vesting
8.04	Maximum Restriction Period
8.05	Shareholder Rights
ARTICLE IX RESTRICTED STOCK UNITS
9.01	Grant
9.02	Earning the Award
9.03	Maximum Restricted Stock Unit Award Period
9.04	Payment
9.05	Shareholder Rights
ARTICLE X INCENTIVE AWARDS
10.01	Grant
10.02	Earning the Award
10.03	Maximum Incentive Award Period
10.04	Payment
10.05	Shareholder Rights
ARTICLE XI STOCK-BASED AWARDS
11.01	Stock-Based Awards
11.02	Bonus Stock and Awards in Lieu of Other Obligations
ARTICLE XII DIVIDEND EQUIVALENTS
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ARTICLE XIII TERMS APPLICABLE TO ALL AWARDS		19
13.01	Written Agreement	19
13.02	Nontransferability	19
13.03	Transferable Awards	19
13.04	Employee Status	20
13.05	Change in Control	20
13.06	Stand-Alone, Additional, Tandem and Substitute Awards	22
13.07	Form and Timing of Payment; Deferrals	22
13.08	Time and Method of Exercise	23
ARTICLE XIV QUALIFIED PERFORMANCE-BASED COMPENSATION		23
14.01	Performance Conditions	23
14.02	Establishing the Amount of the Award	24
14.03	Earning the Award	24
ARTICLE XV ADJUSTMENT UPON CHANGE IN COMMON STOCK		25
ARTICLE XVI COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES		26
16.01	Compliance	26
16.02	Postponement of Exercise or Payment	27
16.03	Forfeiture of Payment	28
ARTICLE XVII LIMITATION ON BENEFITS		28
ARTICLE XVIII GENERAL PROVISIONS		29
18.01	Effect on Employment and Service	29
18.02	Unfunded Plan	29
18.03	Rules of Construction	29
18.04	Tax Withholding and Reporting	29
18.05	Section 83(b) of the Code Election	30
18.06	Reservation of Shares	30
18.07	Governing Law	30
18.08	Other Actions	30
18.09	Repurchase of Common Stock	31
18.10	Other Conditions	31
18.11	Forfeiture Provisions	31
18.12	Repricing of Awards	31
18.13	Legends; Payment of Expenses	32
18.14	Right of Setoff	32
18.15	Fractional Shares	33
18.16	Compensation Recoupment Policy	33
ARTICLE XIX CLAIMS PROCEDURES		33
ARTICLE XX AMENDMENT		34
ARTICLE XXI SECTION 409A PROVISION		35
21.01	Intent of Awards	35
21.02	409A Awards	35
21.03	Election Requirements	35
21.04	Time of Payment	36
21.05	Acceleration or Deferral	36
21.06	Distribution Requirements	36
21.07	Key Employee Rule	37
21.08	Distributions Upon Vesting	37
21.09	Scope and Application of this Provision	37
ARTICLE XXII DURATION OF PLAN		38
ARTICLE XXIII EFFECTIVE DATE OF PLAN		38

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ARTICLE I
DEFINITIONS

1.01	409A Award

409A Award means an Award that is intended to be subject to Section 409A of the Code.

1.02	Affiliate

Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Section 424 of the Code) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code, except that, in making any such determinations, 50 percent shall be substituted for 80 percent each place it appears under such Code Sections and the related regulations.

1.03	Agreement

Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.

1.04	Award

Award means an Incentive Award, Option, Restricted Stock Award, Restricted Stock Unit, SAR, Stock-Based Award or Dividend Equivalent granted under this Plan.

1.05	Board

Board means the Board of Directors of the Company.

1.06	Cause

Cause has the same definition as under any employment or service agreement between the Company or any Affiliate and the Participant or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, Cause means (i) the Participant’s commission or conviction of any felony or any other crime involving moral turpitude, (ii) theft from the Company, an Affiliate or the Participant’s primary employer, including the receipt of any kick-backs or other inappropriate incentives from any third party, (iii) any failure by the Participant to abide by the written policies of the Company, an Affiliate or the Participant’s primary employer, (iv) any act or omission by the Participant that is or may be injurious to the Company or any Affiliate, monetarily or otherwise, (v) any failure by the Participant to perform at the level appropriate for his or her position with the Company, an Affiliate or the Participant’s primary employer, (vi) any unauthorized absenteeism by the Participant, or (vii) any refusal by the Participant to obey the lawful instructions of the Participant’s primary employer or any other person or committee to whom the Participant reports.

1.07	Change in Control

Change in Control means the acquisition of fifty percent (50%) or more of the “beneficial ownership” of the voting equity securities of the Company (on a fully diluted as converted basis) by any person or “group” (with the terms “beneficial ownership” and “group” having the meanings given to them for purposes of Schedule 13D under the Securities Exchange Act of 1934) other than (i) Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, (ii) trusts and/or entities established generally for the benefit of Frank J. Hanna, III, David G. Hanna, their spouses, their descendants and the spouses of their descendants, and/or (iii) charitable trusts, foundations or similar entities established by any of the foregoing.

1.08	Code

Code means the Internal Revenue Code of 1986 and any amendments thereto.

1.09	Committee

Committee means the Compensation Committee of the Board or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, (ii) for Awards that are intended to satisfy the Section 162(m) Exception, “outside directors” within the meaning of Section 162(m) of the Code and (iii) “independent directors” under the rules of the principal stock exchange on which the Company’s securities are then traded. Alternatively, if a member of the Compensation Committee is not a “non-employee director” or an “outside director” or an “independent director” within the foregoing meanings, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or sub-committee comprised solely of members that meet such relevant requirements. To such extent, the term “Committee” includes any such committee or sub-committee, to the extent of the Compensation Committee’s delegation.

1.10	Common Stock

Common Stock means the common stock, no par value per share, of the Company or such other class of shares or other securities to which the Plan may be applicable by reason of the operation of Section 13.05 or Article XV.

1.11	Company

Company means Atlanticus Holdings Corporation, a Georgia corporation, and any successor thereto.

1.12	Consultant

Consultant means any consultant or advisor (other than an Employee) if (a) the consultant or advisor renders bona fide services to the Company or an Affiliate, (b) the services provided by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) the consultant or advisor contracts directly with the Company or an Affiliate to render such services.

1.13	Control Change Date

Control Change Date means the date on which a Change in Control occurs.

1.14	Corresponding SAR

Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.15	Disability

Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code except as otherwise determined by the Committee and set forth in the applicable Agreement, except that a Disability shall only be deemed to occur with respect to a Participant and the Participant’s 409A Award if there is a Disability within the meaning of Section 409A of the Code where required by Section 409A of the Code.

1.16	Dividend Equivalent

Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.

1.17	Employee

Employee means any individual who performs services as a common law employee for the Company or an Affiliate and whom the Company or Affiliate classifies as an employee on its payroll, personnel or tax records. An individual is not an Employee for purposes of the Plan if the Company or an Affiliate has identified the person on its payroll, personnel or tax records as a Consultant or otherwise or such individual has acknowledged in writing to the Company or an Affiliate that the individual is an independent contractor, whether or not a court, the Internal Revenue Service, or any other authority ultimately determines such classification to be correct or incorrect as a matter of law.

1.18	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.19	Fair Market Value

Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee in its discretion shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such national stock exchange on such date or on the trading day immediately preceding such date, or if the shares of Common Stock are not traded on such national stock exchange on either such date, then on the next preceding day that the shares of Common Stock were traded on such national stock exchange, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate, each Participant and any other Person. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Section 409A of the Code.

1.20	GAAP

GAAP means United States Generally Accepted Accounting Principles.

1.21	Incentive Award

Incentive Award means an award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.

1.22	Incumbent Board

Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company’s Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company’s Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

1.23	Initial Value

Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of a share of Common Stock on the date of grant.

1.24	Named Executive Officer

Named Executive Officer means a Participant who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or the person acting in such capacity), the Chief Financial Officer of the Company (or the person acting in such capacity) or one of the three highest compensated officers of the Company (other than the Chief Executive Officer or the Chief Financial Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Section 162(m) of the Code, or who was a “covered employee” for any preceding taxable year beginning after December 31, 2016.

1.25	Non-409A Award

Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.

1.26	Option

Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.27	Participant

Participant means an employee of the Company or an Affiliate, a member of the Board or the Board of Directors of an Affiliate (whether or not an employee), or a person or entity that provides services to the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Person who provides services, and who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.

1.28	Plan

Plan means this Atlanticus Holdings Corporation Fourth Amended and Restated 2014 Equity Incentive Plan, in its current form and as hereafter amended.

1.29	Person

Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.

1.30	Restricted Stock Award

Restricted Stock Award means shares of Common Stock granted to a Participant under Article VIII.

1.31	Restricted Stock Unit

Restricted Stock Unit means an award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.

1.32	SAR

SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.33	Section 162(m) Exception

Section 162(m) Exception means the exception under Section 162(m) of the Code for “qualified performance-based compensation,” as such exception existed prior to January 1, 2018.

1.34	Stock-Based Award

Stock-Based Award means an Award granted to the Participant under Article XI of the Plan.

1.35	Ten Percent Shareholder

Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Section 424 of the Code(d)) owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates by associating their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability, transferability, and forfeitability of all or any part of an Option or SAR, the transferability or forfeitability of a Restricted Stock Award, or the grant, settlement, forfeitability, or transferability of a Restricted Stock Unit, an Incentive Award, a Stock-Based Award or a Dividend Equivalent among other terms. Notwithstanding any such conditions, the Committee may, in its discretion and whether or not in connection with a Change in Control, accelerate the time at which any Option or SAR may be exercised, or the time at which a Restricted Stock Award may become transferable or nonforfeitable or the time at which an Incentive Award, an award of Restricted Stock Units, a Stock-Based Award or a Dividend Equivalent may be earned and settled. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final, binding and conclusive on all Persons having any interest in the Plan or any Awards granted thereunder. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

To the extent applicable law and the rules of any national stock exchange on which the shares of Common Stock are traded so permit, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, (i) all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made and administered by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act, (ii) all Awards that are granted to an individual who is a Named Executive Officer and intended to satisfy the Section 162(m) Exception shall be made and administered by a Committee comprised solely of two or more directors, all of whom are “outside directors” within the meaning of Section 162(m) of the Code, to the extent necessary to preserve any deduction under the Section 162(m) Exception and (iii) all Awards granted to any delegate of the Committee shall be made and administered by the Committee. An Award granted to an individual who is a member of the Committee may be approved by the Committee but with such member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, there is a quorum for the Committee to act. Such action, authorized by the Committee upon the abstention or recusal of the member to whom the Award is to be granted, shall be the action of the Committee for purposes of the Plan. An Award granted to an individual who is a member of the Committee also may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.

The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit, or proceeding against such person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such person if (i) applicable law or the Company’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such person did not act in good faith and in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

ARTICLE IV
ELIGIBILITY

Any Employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such board member is an Employee), any other Consultant or person or entity that provides services to the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or other Person who provides services, is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a shareholder of the Company and (ii) an employee of such shareholder of the Company, then, at the irrevocable election of the employing shareholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing shareholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01	Common Stock Issued

Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.

5.02	Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under this Plan and to which Awards may relate is the sum of (i) 1,790,826 shares plus (ii) that number of shares of Common Stock that are represented by Awards that previously have been granted and are outstanding under the Plan on the effective date of this amendment and restatement and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without in each case the issuance of the underlying shares of Common Stock. One hundred percent (100%) of such shares may be issued pursuant to Options. Alternatively, one hundred percent (100%) of such shares may be issued pursuant to Options, SARs, Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Stock-Based Awards or Dividend Equivalents or any combination thereof. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan.   The maximum number of shares of Common Stock that may be issued in each instance shall be subject to adjustment as provided in Article XV; provided, however, that (i) substitute Awards granted under Article XV shall not reduce the shares of Common Stock otherwise available under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements).

5.03	Individual Limit

In any calendar year, no Participant may be granted (i) Options, SARs or Stock-Based Awards in the nature of purchase rights or any combination thereof, or (ii) any Restricted Stock Awards, Restricted Stock Units, Stock-Based Awards not in the nature of purchase rights or Dividend Equivalents or any combination thereof, that in the aggregate relate to more than 1,000,000 shares of Common Stock; provided, however, that if the Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. For purposes of the foregoing limit, an Option and its Corresponding SAR shall be treated as a single Award. No Participant may be granted Incentive Awards (i) with reference to a specified dollar limit for more than $4,000,000 (prorated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock, or (ii) in any calendar year with reference to a specified number of shares of Common Stock for more than 1,000,000 shares of Common Stock; provided, however, that if the Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. If an Award that a Participant holds is cancelled or subject to a repricing (after shareholder approval as required herein), the cancelled Award shall continue to be counted against the maximum number of shares of Common Stock for which Awards may be granted to the Participant in any calendar year. The maximum number of shares that may be granted in any calendar year to any Participant shall be subject to adjustment as provided in Article XV.

5.04	Awards Settled in Cash; Reissue of Awards and Shares

Except as set forth below, a share of Common Stock issued in connection with any Award under the Plan shall reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the maximum aggregate number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the stock-settled SAR. Except as otherwise provided herein, (i) any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, (ii) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Award, and (iii) shares of Common Stock tendered or withheld to pay the purchase price or withholding taxes relating to an outstanding Award, shall again be available for issuance under the Plan. The treatment of Awards contemplated by the immediately preceding clauses (ii) and (iii) shall also apply to any Awards which previously have been granted and are outstanding under the Plan. The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: shares of Common Stock repurchased on the open market with the proceeds of the purchase price of an Award.

ARTICLE VI
OPTIONS

6.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an Employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.

6.02	Option Price

The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

6.03	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted (five years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).

6.04	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding $100,000. If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.05	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns; (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure; (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.06	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his or her Option until the date of exercise of such Option.

6.07	Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

6.08	No Liability of Company

The Company shall not be liable to any Participant or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.

ARTICLE VII
SARS

7.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date such SAR was granted (five years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.

7.03	Exercise

Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.04	Settlement

The amount payable as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof as the Committee in its sole discretion determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

7.05	Shareholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.

ARTICLE VIII
RESTRICTED STOCK AWARDS

8.01	Award

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a Restricted Stock Award is to be granted, will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.

8.02	Payment

Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns, (ii) by means of a “net exercise” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Restricted Stock Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Restricted Stock Award. A Participant’s rights in a Restricted Stock Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.

8.03	Vesting

The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary, the Committee, in its sole discretion may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee for the Award to satisfy the Section 162(m) Exception, Restricted Stock Awards granted to Named Executive Officers shall be forfeitable and nontransferable subject to attainment of objectively determinable performance conditions based on the criteria described in Article XIV and shall be subject to the other requirements set forth in Article XIV so as to enable such Restricted Stock Award to qualify for the Section 162(m) Exception. Except as set forth in Section 13.03, a Restricted Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.

8.04	Maximum Restriction Period

To the extent the Participant’s rights in a Restricted Stock Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten years from the date of grant.

8.05	Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Restricted Stock Award may be forfeited and are nontransferable), a Participant will have all rights of a shareholder with respect to a Restricted Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Restricted Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Restricted Stock Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to a Restricted Stock Award, the shares of Common Stock granted pursuant to the Restricted Stock Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company, until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Awards may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Restricted Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
RESTRICTED STOCK UNITS

9.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units is to be made and will specify the number of shares covered by such grant.

9.02	Earning the Award

The Committee, on the date of grant of the Restricted Stock Units, shall prescribe that the Restricted Stock Units will be earned and become payable subject to such conditions as are set forth in the Agreement. If and to the extent deemed necessary by the Committee for the Award to satisfy the Section 162(m) Exception, Restricted Stock Units granted to Named Executive Officers shall become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XIV and shall be subject to the other requirements set forth in Article XIV so as to enable such Restricted Stock Units to qualify for the Section 162(m) Exception.

9.03	Maximum Restricted Stock Unit Award Period

The Committee, on the date of grant, shall determine the maximum period over which Restricted Stock Units may be earned, except that such period shall not exceed ten years from the date of grant.

9.04	Payment

The amount payable to the Participant by the Company when an Award of Restricted Stock Units is earned shall be settled by the issuance of one share of Common Stock for each Restricted Stock Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units is earned, but a cash payment will be made in lieu thereof.

9.05	Shareholder Rights

No Participant shall, as a result of receiving a grant of Restricted Stock Units, have any rights as a shareholder, nor any rights to vote the underlying shares of Common Stock, until and then only to the extent that the Restricted Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee in its sole discretion may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units, if the Company pays any cash dividends on its Common Stock, then (a) the Company may pay the Participant in cash for each outstanding Restricted Stock Unit covered by the Agreement as of the record date of such dividend, less than any required withholdings, the per share amount of such dividend or (b) the number of outstanding Restricted Stock Units covered by the Agreement may be increased by the number of Restricted Stock Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Restricted Stock Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the fair market value of a share of Common Stock on the payment date of such dividend. In the event additional Restricted Stock Units are awarded, such Restricted Stock Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Restricted Stock Units with respect to which they were granted. Notwithstanding the preceding sentences, if and to the extent deemed necessary by the Committee, dividends payable with respect to Restricted Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Restricted Stock Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Restricted Stock Units become earned and payable and shares are issued thereunder.

ARTICLE X
INCENTIVE AWARDS

10.01	Grant

In accordance with the provisions of Article IV, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.

10.02	Earning the Award

The Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including without limitation, whether the Participant, to be entitled to payment, must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid. If and to the extent deemed necessary by the Committee for the Award to satisfy the Section 162(m) Exception, Incentive Awards granted to Named Executive Officers shall be earned and become payable upon the satisfaction of objectively determinable performance conditions based on the criteria described in Article XIV and shall be subject to the other requirements set forth in Article XIV so as to enable the Incentive Awards to qualify for the Section 162(m) Exception.

10.03	Maximum Incentive Award Period

The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten years from the date of grant.

10.04	Payment

The amount payable when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee in its sole discretion determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

10.05	Shareholder Rights

No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XI
STOCK-BASED AWARDS

11.01	Stock-Based Awards

The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Stock-Based Awards. Common Stock delivered pursuant to a Stock-Based Award in the nature of purchase rights shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Stock-Based Award is granted (subject to Article XVI and Section 18.12 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which a Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Stock-Based Award was granted. Cash awards, as an element of or supplement to any other Award under the Plan, also may be granted pursuant to this Plan.

11.02	Bonus Stock and Awards in Lieu of Other Obligations

The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 18.12 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

ARTICLE XII
DIVIDEND EQUIVALENTS

The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Stock-Based Award in the nature of purchase rights.

ARTICLE XIII
TERMS APPLICABLE TO ALL AWARDS

13.01	Written Agreement

Each Award shall be evidenced by a written Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Awards may be granted singly, in combination or in tandem with other Awards. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.

13.02	Nontransferability

Except as provided in Section 13.03, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 13.03, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.

13.03	Transferable Awards

Section 13.02 or any other provision of the Plan to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (i) the Participant does not receive any consideration for the transfer, (ii) the Committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Unless transferred as provided in Section 8.05, Restricted Stock may not be transferred prior to becoming nonforfeitable and transferable.

13.04	Employee Status

If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.

13.05	Change in Control

Notwithstanding any provision of any Agreement, the Committee in its discretion may

(i)     declare that outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, shall terminate on the Control Change Date without any payment to the holder thereof, provided the Committee gives prior written notice to the holders of such termination and gives such holders the right to exercise their outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights, at least seven (7) days before termination, to the extent then exercisable or will become exercisable as of the Control Change Date);

(ii)     terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Stock-Based Awards not in the nature of purchase rights and Dividend Equivalents previously granted under the Plan that are not then nonforfeitable and transferable or earned and payable (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) without any payment to the holder thereof, other than the return, if any, of the purchase price of any such Awards;

(iii)     terminate on the Control Change Date outstanding Options, SARs and Stock-Based Awards in the nature of purchase rights previously granted under the Plan, whether or not then exercisable, in consideration of payment to the holder thereof, with respect to each share of Common Stock for which the Options, SARs and Stock-Based Awards in the nature of purchase rights are then exercisable (or that will become exercisable as of the Control Change Date), of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to such Awards over the purchase price or Initial Value, as applicable (any Options, SARs and Stock-Based Awards in the nature of purchase rights that are not then exercisable and will not become exercisable on the Control Change Date, and Options, SARs and Stock-Based Awards in the nature of purchase rights with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be cancelled without any payment therefor);

(iv)     terminate on the Control Change Date outstanding Restricted Stock Awards, Restricted Stock Units, Incentive Awards, Stock-Based Awards not in the nature of purchase rights and Divided Equivalents previously granted under the Plan that will become nonforfeitable and transferable or earned and payable as of the Control Change Date (or that previously became nonforfeitable and transferable or earned and payable but have not yet been settled as of the Control Change Date) in exchange for a payment equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Awards, or the amount of cash payable under the Awards, over any unpaid purchase price, if any, for such Awards (any such Awards that are not then nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become nonforfeitable and transferable or earned and payable as of the Control Change Date) shall be cancelled without any payment therefor); or

(v)     take such other actions as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the outstanding Awards (which Fair Market Value for purposes of Awards that are not then exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date (and that will not become exercisable, nonforfeitable and transferable or earned and payable as of the Control Change Date) or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, shall be deemed to be zero).

The payments described above may be made in any manner the Committee determines, including in cash, stock or other property. The Committee may take the actions described above with respect to Awards that are not then exercisable, nonforfeitable and transferable or earned and payable or with respect to which the Fair Market Value of the Common Stock subject to the Awards does not exceed the purchase price or Initial Value, as applicable, whether or not the Participant will receive any payments therefor. The Committee in its discretion may take any of the actions described in this Section 13.05 contingent on consummation of the Change in Control, and such actions need not be uniform with respect to all outstanding Awards or Participants. However, outstanding Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control except as otherwise provided in the applicable Agreement. The Committee may provide in an applicable Agreement that a Participant’s outstanding Awards shall be fully exercisable or payable on and after a Control Change Date or immediately before the date the Awards will be terminated in connection with the Change in Control.

13.06	Stand-Alone, Additional, Tandem and Substitute Awards

Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 18.12 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.

13.07	Form and Timing of Payment; Deferrals

Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. Cash may be paid in lieu of shares of Common Stock in connection with settlement of an Award, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code.

13.08	Time and Method of Exercise

The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A with respect to any Awards, (iii) permits Awards that are intended to satisfy the Section 162(m) Exception to continue to so qualify and (iv) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).

ARTICLE XIV
PERFORMANCE-BASED COMPENSATION

14.01	Performance Conditions

In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on objectively determinable performance conditions. For Awards that are intended to satisfy the Section 162(m) Exception, objectively determinable performance conditions are performance conditions (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) 90 days after the beginning of the period of service to which they relate and (y) before the lapse of 25% of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. For awards that are intended to satisfy the Section 162(m) Exception, the performance conditions may be stated with respect to (a) revenue, (b) earnings before interest, taxes, depreciation and amortization (“EBITDA”), (c) cash earnings (earnings before amortization of intangibles), (d) operating income, (e) pre-or after-tax income, (f) earnings per share, (g) cash flow, (h) net cash flow per share, (i) net earnings, (j) return on equity, (k) return on capital, (l) return on sales, (m) return on net assets employed, (n) return on assets, (o) economic value added (or an equivalent metric), (p) share price performance, (q) total shareholder return, (r) improvement in or attainment of expense levels, (s) improvement in or attainment of working capital levels, (t) shareholder value, (u) cash flow from operations, (v) cost reductions, (w) cost ratios, (x) return on capital compared to cost of capital, (y) return on capital employed, (z) cash return on capitalization, (aa) revenue ratios, (bb) return on invested capital, (cc) net income, (dd) value-added profits, (ee) managed income and (ff) market share. Any performance goals that are financial metrics may be determined in accordance with GAAP or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. Performance conditions may be related to a specific customer or group of customers or geographic region. Performance conditions also may be measured solely on a Company, Affiliate, or division basis, or a combination thereof. Performance conditions may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profit, earnings and revenues used for any performance condition measurement may exclude any extraordinary or non-recurring items. The performance conditions may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. For Awards that are not intended to satisfy the Section 162(m) Exception, the Committee may establish performance objectives as it deems appropriate.

14.02	Establishing the Amount of the Award

The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or an objective formula for, or method of, computing such amount) also must be established at the time set forth in Section 14.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, increase or reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such increase or reduction is appropriate under the facts and circumstances. In no event, however, shall the Committee have the discretion to increase the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the Award is intended to satisfy the Section 162(m) Exception.

14.03	Earning the Award

If the Committee, on the date of grant, prescribes that an Award that is intended to satisfy the Section 162(m) Exception shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee certifies in writing that such conditions have been achieved. An Award will not constitute “qualified performance-based compensation” if the facts and circumstances indicate the Award will become exercisable, nonforfeitable and transferable or earned and payable regardless of whether the performance conditions are attained. However, an Award does not fail to meet the requirements of this Article XII merely because the Award would become exercisable, nonforfeitable and transferable or earned and payable upon the Participant’s death or disability or upon a Change in Control, although an Award that actually becomes exercisable, nonforfeitable and transferable or earned and payable on account of those events prior to the attainment of the performance conditions would not satisfy the Section 162(m) Exception for an Award intended to satisfy such exception. In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (i) unanticipated asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (v) acquisitions or dispositions or (vi) foreign exchange gains or losses. To the extent any such adjustments affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of the Section 162(m) Exception if the Award was intended to satisfy the Section 162(m) Exception.

ARTICLE XV
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares of Common Stock that may be issued pursuant to Awards, the terms of outstanding Awards, and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (i) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation, or distribution to shareholders other than an ordinary cash dividend; (ii) the Company engages in a transaction Section 424 of the Code describes or (iii) there occurs any other transaction or event which, in the judgment of the Board necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award, and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XIII. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XIII by the Committee shall be final, binding and conclusive on all parties with any interest in the Plan or any Awards granted thereunder.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.

The Committee may grant Awards in substitution for stock options, stock appreciation rights, restricted stock, restricted stock units, incentive awards, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XIII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause Awards under the Plan that are intended to satisfy the Section 162(m) Exception to otherwise fail to satisfy the Section 162(m) Exception, (b) would cause the Committee to be deemed to have the authority to impermissibly change the targets, within the meaning of the Section 162(m) Exception, under performance goals or relating to Awards granted to Named Executive Officers and intended to satisfy the Section 162(m) Exception, (c) would cause a Non-409A Award to be subject to Section 409A of the Code or (d) would violate Section 409A of the Code for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVI
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

16.01	Compliance

No Option or SAR shall be granted or exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Stock Based Award or Dividend Equivalent shall be granted, become vested or be paid, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be granted or exercisable, no Restricted Stock Award, Restricted Stock Unit, Incentive Award, Stock-Based Award or Dividend Equivalent shall be granted, become vested or be paid, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

16.02	Postponement of Exercise or Payment

The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, tax and securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. The Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement. It is the intent of the Plan to take any such action, to the extent practicable, in a manner that does not result in the Award no longer being exempt from or failing to comply with Section 409A of the Code. Notwithstanding the foregoing, the Committee in its sole discretion may extend the term of an Award beyond its earlier termination or expiration if the Participant is prohibited from exercising, vesting in, earning or being paid the Award prior to termination or expiration in order to comply with any applicable Federal, state, local or foreign law, provided that such extension shall not exceed thirty (30) days from the date such prohibition is lifted and does not otherwise result in the Award no longer being exempt from or failing to comply with Section 409A of the Code.

Additionally, the Committee shall postpone any grant, exercise vesting or payment of an Award intended to satisfy the Section 162(m) Exception if the Company reasonably believes the Company’s or any applicable Affiliate’s deduction with respect to such Award would be limited or eliminated by application of Section 162(m) of the Code; provided, however, such delay will last only until the earliest date at which the Company reasonably anticipates that the deduction with respect to the Award will not be limited or eliminated by the application of Section 162(m) of the Code or the calendar year in which the Participant separates from service, and such delay will only be effective to the extent permissible under Section 409A of the Code.

16.03	Forfeiture of Payment

A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.

ARTICLE XVII
LIMITATION ON BENEFITS

Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Section 4999 of the Code, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XV are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Committee under this Article XV, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Section 7872(f)(2) of the Code; provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1, 3101 or 4999 of the Code or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Section, (i) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Sections 1, 3101 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applies to the Participant’s taxable income for the applicable taxable year; (ii) “Present Value” means the value determined in accordance with Section 280G(d)(4) of the Code and (iii) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (a) is less than the sum of all payments and benefits under this Plan and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XVIII
GENERAL PROVISIONS

18.01	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

18.02	Unfunded Plan

This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

18.03	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

18.04	Tax Withholding and Reporting

Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent acceptable to the Committee any income and employment (including without limitation Social Security and Medicare) tax withholding obligations attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted thereunder (including the making of a Section 83(b) of the Code election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits, may allow a Participant to pay such amounts (but only for the minimum required withholding obligation or such greater amount that will not result in adverse financial accounting consequences with respect to the Award) (i) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns or that would be issued or released pursuant to the Award; (ii) by a cashless exercise through a broker; (iii) by means of a “net exercise” procedure; (iv) by such other medium of payment as the Committee in its discretion shall authorize or (v) by any combination of the aforementioned methods of payment; provided, however, that a cashless or net exercise shall not be permitted if the withholdings are incurred in connection with the making of a Section 83(b) of the Code election with respect to an Award unless the Participant actually surrenders shares of Common Stock that the Participant already owns. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.

18.05	Section 83(b) of the Code Election

No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provisions.

18.06	Reservation of Shares

The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.

18.07	Governing Law

This Plan and all Awards granted hereunder shall be governed by the laws of the State of Georgia, except to the extent federal law applies.

18.08	Other Actions

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options, stock appreciation rights, restricted stock awards, incentive awards, restricted stock units, stock-based awards or dividend equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant options, stock appreciation rights, restricted stock awards, incentive awards, restricted stock units, stock-based awards or dividend equivalents to, or assume such awards of any person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

18.09	Repurchase of Common Stock

The Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.

18.10	Other Conditions

The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders’ agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee’s request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.

18.11	Forfeiture Provisions

Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested, earned or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.

18.12	Repricing of Awards

Notwithstanding any other provisions of this Plan, except in connection with a Change in Control as described above, for adjustments pursuant to Article XV or to the extent approved by the Company’s shareholders and consistent with the rules of any stock exchange on which the Company’s Common Stock is then traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under GAAP or the rules of any stock exchange on which the Company’s Common Stock is then traded.

18.13	Legends; Payment of Expenses

The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a “disqualifying disposition” as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.14	Right of Setoff

The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.

18.15	Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.

18.16	Compensation Recoupment Policy

Notwithstanding any other provision of this Plan or any Agreement to the contrary, any Award received by the Participant and/or shares of Common Stock issued and/or cash paid hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s compensation recoupment policy, if any, as it may be established or amended from time to time. By acceptance of the Award, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any compensation recoupment policy or similar policy established by the Company or any Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such compensation recoupment policy, similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Agreement and any compensation recoupment policy or similar policy or law conflict, then the terms of such policy or law shall prevail.

ARTICLE XIX
CLAIMS PROCEDURES

If a Participant has exercised an Option or a SAR or if shares of Restricted Stock have become vested or Restricted Stock Units or Incentive Awards have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within 90 days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock vested or the date the Participant contends the Restricted Stock Units or Incentive Awards became payable or the claim will be forever barred.

If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within 30 days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents, and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than 60 days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.

The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within 90 days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.

ARTICLE XX
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that, except as otherwise set forth herein, no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s shareholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded, if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (iii) modify the requirements as to eligibility for participation in the Plan, (iv) change the performance conditions set forth in Article XII for Awards intended to satisfy the Section 162(m) Exception (but only if the Board intends to grant further Awards that are intended to satisfy the Section 162(m) Exception or (v) extend the term of the Plan. Additionally, to the extent the Board deems necessary to continue to comply with the Section 162(m) Exception, the Board will submit the material terms of the performance conditions set forth in Article XII to the Company’s shareholders for approval no later than the first shareholder meeting that occurs in the fifth year following the year in which the shareholders previously approved the performance objectives. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Section 409A of the Code with regard to any 409A Awards.

The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that, except as otherwise set forth herein, no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent. Unless the Committee specifically provides otherwise, no amendment or adjustment may be made with respect to any Award to the extent such adjustment or amendment would cause an Award intended to satisfy the Section 162(m) Exception to fail to qualify as such or otherwise subject the Participant to additional taxes, interest or penalties as the result of a violation of Section 409A of the Code with respect to such Award.

ARTICLE XXI
SECTION 409A PROVISION

21.01	Intent of Awards

It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

21.02	409A Awards

The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

21.03	Election Requirements

If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Section 409A of the Code. Each initial deferral election must be received by the Committee prior to the following dates or will have no effect whatsoever:

(a)     Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;

(b)     With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Section 409A of the Code, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Section 409A of the Code are met;

(c)     With respect to “fiscal year compensation” as defined under Section 409A of the Code, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or

(d)     With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.

The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation, if, and only if, the following conditions are satisfied: (a) the subsequent deferral election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, Disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the subsequent deferral election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the subsequent deferral election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a subsequent deferral election.

21.04	Time of Payment

The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, change in control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a single payment.

21.05	Acceleration or Deferral

The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.

21.06	Distribution Requirements

Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

21.07	Key Employee Rule

Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a “specified employee” as defined under Section 409A of the Code and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.

21.08	Distributions Upon Vesting

In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2½) months after the calendar year in which the risk of forfeiture lapsed.

21.09	Scope and Application of this Provision

For purposes of this Article XXI, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.

ARTICLE XXII
DURATION OF PLAN

No Award may be granted under this Plan on and after February 21, 2029 (10 years following the Board’s adoption of this amended and restated Plan). Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XXIII
EFFECTIVE DATE OF PLAN

This Plan was adopted by the Board effective as of February 21, 2019, contingent on approval of the Plan by the Company’s shareholders within 12 months after such date. Awards, other than Restricted Stock, may be granted under this Plan on and after the Board’s adoption of the Plan, provided that no Award under this Plan shall be effective, exercisable, vested, earned or payable unless the Company’s shareholders approve the Plan within 12 months of the Board’s adoption of the Plan. Restricted Stock may only be granted under this Plan after the Company’s shareholders approve this Plan. If the Company’s shareholders do not approve this Plan as described herein, the Company’s Second Amended and Restated 2014 Equity Incentive Plan shall continue in effect pursuant to its original terms as in effect prior to this amendment and restatement. For avoidance of doubt, however, this fourth amendment and restatement of the Plan shall not affect the terms or conditions of any outstanding Awards that are intended to satisfy the Section 162(m) Exception to the extent that compliance with the Section 162(m) Exception is required to ensure the deductibility of the Award, and such Awards that were in effect on November 2, 2017 or are paid pursuant to a written binding contract in effect on November 2, 2017 (whether or not outstanding on November 2, 2017) (and, in either case, not modified in any material respect thereafter) shall not be deemed to be modified in any way as the result of this fourth amendment and restatement.

ATLANTICUS HOLDINGS CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2019

The undersigned hereby revokes all previous proxies, acknowledges receipt of the notice of the 2019 Annual Meeting of Shareholders of Atlanticus Holdings Corporation (“Atlanticus”) to be held on May 9, 2019 (the “Annual Meeting”) and appoints each of David G. Hanna, Jeffrey A. Howard and Rohit H. Kirpalani as a proxy, each with the power to appoint his substitute, and hereby authorizes each of them to exercise at the Annual Meeting, and at any adjournments or postponements thereof, all the votes to which the undersigned is entitled by virtue of the undersigned’s record ownership of shares of Common Stock of Atlanticus. The exercise of such votes shall be as set forth herein upon all matters referred to on this proxy card and described in the Proxy Statement for the Annual Meeting, and, in such proxy holder’s discretion, upon any other matters that may properly come before the Annual Meeting.

(Continued and to be signed on the reverse side.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” LISTED IN PROPOSAL ONE, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE AND FOR “EVERY THREE YEARS” ON PROPOSAL FOUR.

1.	To elect five directors for terms expiring at the 2020 Annual Meeting of Shareholders.

☐FOR ALL NOMINEES

☐WITHHOLD AUTHORITY

FOR ALL NOMINEES

☐FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

NOMINEES: ○ David G. Hanna ○ Jeffrey A. Howard ○ Deal W. Hudson ○ Mack F. Mattingly ○ Thomas G. Rosencrants

2.	To approve the fourth amendment and restatement of the Atlanticus Holdings Corporation 2014 Equity Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the “say-on-pay” resolution set forth below:

RESOLVED, that the shareholders of Atlanticus Holdings Corporation hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the company’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and the other related tables and disclosure.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To hold future “say-on-pay” advisory votes:

EVERY YEAR ☐	EVERY TWO YEARS ☐	EVERY THREE YEARS ☐	ABSTAIN ☐

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder, and in the discretion of the proxy holder as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED “FOR ALL NOMINEES” LISTED IN PROPOSAL ONE, “FOR” PROPOSAL TWO, “FOR” PROPOSAL THREE AND FOR “EVERY THREE YEARS” ON PROPOSAL FOUR.

PLEASE MARK, SIGN, DATE AND RETURN YOUR EXECUTED PROXY CARD TO US PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder ___________________________ Date: ________________

Signature of Shareholder ___________________________ Date: ________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 9, 2019:

The Proxy Statement and the 2018 Annual Report to Shareholders are available at www.atlanticus.com/2019AnnualMeeting.